                                                                   EXHIBIT 10.31

                   SETTLEMENT AGREEMENT RE NHP LEASE PORTFOLIO

                  This "Settlement Agreement Re NHP Lease Portfolio" ("Agreement") is entered into as of June 27, 2001, by and among Mariner Post-Acute Network, Inc. ("MPAN"), Living Centers of Texas, Inc. ("LCT"), GranCare, Inc. ("GranCare"), GCI Palm Court, Inc. ("GCI"), Evergreen HealthCare Ltd., L.P. ("Evergreen" and collectively with MPAN, LCT, GranCare, and GCI, the "Debtors"), Nationwide Health Properties, Inc. ("Nationwide"), and NH Texas Properties Limited Partnership ("NHP Texas" and collectively with Nationwide, "NHP"), with each of the foregoing hereinafter referred to collectively as the "Parties" and individually as a "Party", with reference to the following facts and recitals:

                                    RECITALS

         A. Debtors are the debtors and debtors in possession in cases pending under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), having filed their voluntary petitions on January 18, 2000 (the "Petition Date"). The Debtors' chapter 11 cases are jointly administered and consolidated for procedural purposes only under Case No. 00-00113 (MFW) (the "Bankruptcy Case"). The Debtors' individual case numbers are: MPAN, Case No. 00-00113 (MFW); LCT, Case No. 00-00189 (MFW); GranCare, Case No. 00-00170 (MFW);
GCI, Case No. 00-00157 (MFW); and Evergreen, Case No. 00-00147 (MFW).

         B. On the Petition Date, the Parties, in various combinations, were parties to real property leases of certain nursing care facilities as more fully described in this Agreement.

         C. Connerwood Healthcare, Inc., debtor and debtor in possession in Case No. 00-00139 (MFW) in the Bankruptcy Case ("Connerwood") and Nationwide are parties to a "Settlement Agreement Re NHP Indiana Lease Portfolio" dated as of May 11, 2001, including an "Operations Transfer Agreement" in connection therewith among Connerwood, Nationwide, and Nationwide's new tenant, American Lifestyles, LLC (collectively, the "NHP Indiana Agreements") providing for, inter alia, the rejection of the leases identified on Schedule 1 hereto (the "Rejected Indiana Leases"), the resolution of any and all claims related to Connerwood's use, occupancy, operation or control of the facilities subject to the Rejected Indiana Leases (the "Rejected Indiana Facilities"), and the transition of operations at the Rejected Indiana Facilities to American Lifestyles, LLC.

         D. Pursuant to this Agreement, the Parties have agreed to (1) the assumption of certain leases, as modified, the rejection of certain other leases, and the rejection of the "Master Addendum to Leases" dated October 31, 1997, by and among, MPAN, LCT, GranCare, GCI, Connerwood, Evergreen and Nationwide (the "Original


                                       1
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Master Addendum"), (2) the assumption and assignment of a sublease pursuant to section 365 of the Bankruptcy Code, (3) the transfer of certain personal property located at facilities subject to leases to be rejected by this Agreement free and clear of liens and encumbrances, and (4) the settlement of claims and disputes pursuant to section 363 of the Bankruptcy Code, all as more fully described below.

         E. The Parties desire to provide for an orderly transition of the operations of the facilities that are the subject of the leases to be rejected by this Agreement, or, in the alternative, for their closure.

         F. The Parties desire to provide for the resolution of all outstanding claims and disputes among the parties as to the leases to be rejected by this Agreement and to agree upon cure and adequate assurance of future performance requirements regarding the leases to be assumed pursuant to this Agreement.

                 NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

                                    AGREEMENT

                  1. Rejection Of Leases And Agreements. On the Effective Date (as defined in Paragraph 27 hereof), any and all executory rights and obligations under the following leases and agreements shall be rejected pursuant to section 365(a) of the Bankruptcy Code:

                           a.       the "Lease Agreement--Beechnut Manor Nursing
Home Houston, Texas," dated as of October 1, 1990, as amended (the "Texas Beechnut Lease"), between LCT, as successor tenant, and NHP Texas;

                           b.       the "Master Lease Agreement" dated September
27, 1990 (the "Texas Lease"), as amended, between LCT and NHP Texas, as successor lessor. The Texas Beechnut Lease and the Texas Lease shall be hereinafter referred to collectively as the "Rejected Texas Leases", and the facilities subject to the Rejected Texas Leases shall be hereinafter referred to as the "Rejected Texas Facilities". A list of the names, locations, and Medicare Provider Numbers for the Rejected Texas Facilities is annexed hereto as Schedule 2; and

                           c.       The Original Master Addendum.

                  2. Continuation of Operations. Notwithstanding the rejection of the Rejected Texas Leases, LCT shall continue to operate each Rejected Texas Facility for a limited period of time as provided for herein. If the date (the "Transition Date") upon which LCT transitions operations of a Rejected Texas Facility to NHP Texas or its designee (the "New Operator") does not occur on or prior to August 1, 2001, then LCT will continue to operate the Rejected Texas Facility for a period of the later of (a) up to


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two additional months (to September 30, 2001); (b) the Effective Date; or (c)
such later date as the Parties may mutually agree in writing; provided, however, that from and after the later of July 31, 2001, or the Effective Date, LCT shall stop paying rent until such time that each Rejected Texas Facility is either transferred or closed (the "Rent Abatement Period"). Within thirty days after the end of each month during the Rent Abatement Period, LCT will submit to NHP Texas profit and loss statements certified as true and accurate by LCT's Chief Accounting Officer and based on the accrual method of accounting, as heretofore prepared and used by LCT (which shall not include management fees), showing for each Rejected Texas Facility which has not been transitioned to a new operator the revenue and expense items arising from each such Facility's day to day operations for the immediately preceding month (the "Profit and Loss Statement"). Except as otherwise provided herein, within ten (10) business days of NHP Texas' receipt of the Profit and Loss Statement, NHP Texas will pay a management fee to LCT equal to 5% of the total revenue (the "Management Fee"), determined in accordance with GAAP Standards, consistently applied, generated by each Rejected Texas Facility that LCT continues to operate. In the event that the Profit and Loss Statement for any month during the Rent Abatement Period shows a net operating profit (i.e., earnings before interest, income taxes, depreciation, amortization and Management Fee) ("Net Operating Profits") determined in accordance with GAAP Standards, consistently applied, for any Rejected Texas Facility that exceeds the amount of the Management Fee, then LCT shall deduct the Management Fee from the Net Operating Profit and payment of the Management Fee will be thereby satisfied. LCT will immediately pay to NHP Texas the balance of the Net Operating Profit after deduction of the Management Fee. To the extent that the Net Operating Profit is less than the Management Fee, then the Net Operating Profit shall be credited against the Management Fee and NHP Texas will pay LCT the unpaid balance of the Management Fee within the said ten (10) day period. In the event that the Profit and Loss Statement for any month during the Rent Abatement Period shows a negative Net Operating Profit (a "Net Operating Loss") at any Rejected Texas Facility, NHP Texas will pay the Management Fee and reimburse LCT for such Net Operating Loss within ten (10) business days after NHP Texas' receipt of the Profit and Loss Statement. If the Transition Date for a Rejected Texas Facility has not occurred by the later of September 30, 2001, the Effective Date, or such later date as the Parties may mutually agree in writing, then LCT may proceed to close such Rejected Texas Facility in accordance with applicable law, and no Administrative Rent (as defined below) or other amounts shall be payable during this period so long as LCT is diligently pursuing closure of the Rejected Texas Facility.

                  3. Transition. If NHP Texas, as landlord, designates a qualified party to become the New Operator of a Rejected Texas Facility, NHP Texas, as landlord, and the New Operator shall, subject to the occurrence of the Effective Date, enter into an "Operations Transfer Agreement" substantially in the form of Exhibit "A" hereto on or before the Transition Date. In connection therewith, LCT agrees to transfer owned personal property utilized in the operation of the Rejected Texas Facilities, and the


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Medicare Provider Agreements related to such Facilities, on the terms and conditions provided in the Operations Transfer Agreement.

                  In connection with the transition, LCT shall be responsible for, and shall pay on a timely basis, claims or charges which are owed to third parties arising from its ordinary use, operation or control of each Rejected Texas Facility, including, but not limited to, payroll, insurance premiums, utilities, amounts due under executory obligations, and similar obligations, which claims or charges were (i) incurred in and attributable to the period from the Petition Date to the Transition Date, and (ii) qualify as costs of administration under section 503(b)(1) of the Bankruptcy Code.

                  4. Medicare Provider Agreements: LCT shall use its best efforts to obtain a court order approving the transfer of the Medicare provider agreements and provider numbers for the Rejected Texas Facilities, and to have such order provide in material part as follows:

                  Effective on the transition date, LCT hereby assumes conditioned upon assignment and assigns the Medicare Provider Agreements and provider numbers applicable to the Facility to the [New Operator]; provided, however, that nothing in this Order shall be construed to relieve the proposed assignee from complying with all procedures, rules, and regulations of the Medicare program, including, but not limited to, the requirement that the assignee apply for and obtain Health Care Finance Administration ("HCFA") approval of a change of ownership on form 855; and provided further, that the assignee shall inherit the quality of care history of the Facility as if the assignee were the original owner (except that the assignee shall not be liable to pay any civil monetary penalty accruing prior to the Transition
         Date); and provided further, that notwithstanding such assumption and assignment, any claim of Medicare, the applicable fiscal intermediary, the Department of Health and Human Services, or any other party against any Debtor under such assumed and assigned Provider Agreements arising prior to the January 18, 2000, petition date shall continue to be treated as a prepetition claim with the same rights, status, and priority as if such Provider Agreements had been rejected and, without limiting the foregoing, shall not become or be treated as an expense of administration, and may not be offset against any claim of any Debtor arising after the filing of these chapter 11 cases, except that (a) the United States reserves all rights set forth in the stipulation between the United States and Debtors approved by the Court on January 18, 2000 (the "HHS Stipulation"); (b) such claim (to the extent valid and without prejudice to the Debtors' right to dispute such claim) may be offset against any prepetition amount due to the Debtors, even if the claim and debt are not "mutual" as ordinarily required by 11 U.S.C. ss. 553, and without further order of this Court; and (c) to the extent such


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

         claim is not satisfied in full via exercise of the offset right referred to in the proceeding clause (b), the United States shall have an administrative expense claim pursuant to 11 U.S.C. ss. 507(b) for any such deficiency, which claim shall in no event exceed [insert maximum claim amount] in the chapter 11 case of LCT pending as Case No. 00-00189 (MFW); and provided further, that the rights accorded the United States under this Order and the HHS Stipulation shall constitute "cure" under 11 U.S.C. ss. 365 so that [New Operator] shall not have any successor liability for any claim against the applicable Debtor under such Provider Agreements arising prior to the effective date of the assignment of such Provider Agreements to the Landlord.

                  LCT shall use its commercially reasonable good faith efforts to proceed diligently and in good faith to assign the Medicare provider agreements and provider numbers with respect to the Rejected Texas Facilities, and NHP and its new operator shall use their commercially reasonable good faith efforts to proceed diligently and in good faith to assist LCT in such efforts. LCT shall have no obligation to assume and assign any other governmental agreements or approvals, including Medicaid provider agreements and provider numbers. As a result, the New Operator shall be responsible to obtain all other necessary state and federal licenses (or, to the extent permitted by law, interim licenses), provider agreements and other governmental approvals and consents required in connection with the contemplated transactions.

                  5. Claims of NHP Related To Rejected Texas Leases. On the earlier of the Transition Date or when due, LCT shall pay the following amounts to NHP Texas, as landlord:

                           a.       Administrative Rent under each Rejected
Texas Lease in accordance with the terms of the Rejected Texas Lease for the period from the Petition Date to the earlier of the Transition Date or July 31, 2001, less any amounts heretofore or hereafter paid on account thereof. As utilized herein, "Administrative Rent" means all "Minimum Rent", "Additional Rent", "Renewal Term Minimum Rent", "Additional Charges", and "Late Charges", if and as defined or otherwise expressly provided for in the applicable lease, to the extent that each such charge or claim would be payable in accordance with section 365(d)(3) of the Bankruptcy Code; and

                           b.       Unpaid real and personal property taxes
payable in accordance with a Rejected Texas Lease, including penalties and interest thereon, incurred from the Petition Date to the earlier of the Transition Date or July 31, 2001, on a prorated basis, less any amounts heretofore or hereafter paid on account thereof.

                  Except as expressly provided for in this Agreement, on the Effective Date, NHP shall be deemed to have waived and released any and all other claims it may have against any Debtor or its affiliates ("Affiliates," as the term "affiliate" is defined in


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

section 101(2) of the Bankruptcy Code) relating in any fashion to the Rejected Texas Leases, LCT's use, operation or control of the Rejected Texas Facilities, or any guaranty of LCT's obligations with respect thereto by MPAN or any other Affiliate, including without limitation, (1) any and all administrative claims, except for (a) administrative claims provided for in Paragraphs 5.a and 5.b hereof, and (b) material maintenance claims first arising in and attributable solely to the period between the date of this Agreement set forth above and the Transition Date, or in the case of closure of a Rejected Texas Facility, the date possession of the Rejected Texas Facility is surrendered to NHP Texas following its closure by LCT, and (2) all pre-Petition Date claims, including without limitation, claims for maintenance, restoration, rent, additional rent, additional charges, impositions, property taxes, and claims arising out of LCT's use, operation or control of a Rejected Texas Facility, rejection of the Rejected Texas Leases, and the guaranty of MPAN or any other Affiliate of LCT of the foregoing obligations; provided, however, that, except as limited by Paragraph 6 hereof, NHP Texas shall retain the right to set off any claims it may have as against any security deposit held in connection with a Rejected Texas Lease, and shall retain such security deposits as provided in Paragraph 6 hereof. To implement the foregoing release of claims, NHP shall provide the Debtors with withdrawals of any and all proofs of claim filed in the Bankruptcy Case in connection with the Rejected Texas Facilities and/or the Rejected Texas Leases in form and substance reasonably satisfactory to Debtors and shall not file any additional proofs of claim or amendments thereto except that NHP shall be allowed to pursue its rights and remedies with respect to its administrative claims provided for in Paragraphs 5.a. and 5.b. hereof and any material maintenance claims as described herein above. Further, nothing contained herein shall be construed as a waiver or bar to NHP to pursue its rights and remedies with respect to breach of this Agreement.

                  6. Security Deposits Regarding Rejected Texas Leases. On the Effective Date:

                           a.       NHP Texas shall retain the security deposit
(approximately $100,000) under the Texas Beechnut Lease in full and complete satisfaction of any and all claims, including prepetition, administrative, and rejection damage claims, it may have under the Texas Beechnut Lease, other than for Administrative Rent claims, including real and personal property taxes, due under Bankruptcy Code ss. 365(d)(3) under the Texas Beechnut Lease as provided in Paragraphs 5(a) and (b) hereof; and

                           b.       On or as soon as practicable following the
Effective Date, NHP shall make demand in the amount of $682,500 under that certain letter of creditor in respect of which it is the beneficiary regarding the Debtors' performance under the Texas Lease in full and complete satisfaction of any and all claims, including prepetition, administrative, and rejection damage claims, it may have under the Texas Lease, other than for Administrative Rent claims, including real and personal property taxes, due under Bankruptcy Code ss. 365(d)(3) under the Texas Lease, as provided in Paragraphs


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5(a) and (b) hereof. Following such demand and payment in full of the $682,500 under the letter of credit, NHP shall surrender for cancellation the original letter of credit and make no further demands thereunder.

                  7. Assumption of Leases. On the Effective Date, any and all executory rights and obligations under the following Leases shall be assumed by agreement of the parties to such Leases pursuant to sections 365(a) and (b) of the Bankruptcy Code:

                           a.       the "Lease and Security Agreement" dated
September 26, 1991, as amended (the "California Driftwood Lease") between GranCare, as successor tenant, and NHP, as Landlord, insofar as the California Driftwood Lease relates to the three facilities commonly known as Driftwood Manor--Hayward, the Alamaden Health Care Center, and the Driftwood Health Care Center--Santa Cruz (collectively, the "Retained California Driftwood Facilities"), as further amended by the "Revised and Restated Master Addendum To Leases" annexed hereto as Exhibit "B" to be executed and delivered in accordance with Paragraph 9 hereof (the "Revised and Restated Master Addendum");

                           b.       the "Lease and Security Agreement" dated
April 20, 1994, as amended (the "California Monterey Palms Lease"), between GCI and GranCare, as successor tenants, and NHP, as Landlord, relating to the facility commonly known as the Monterey Palms Healthcare Center, as further amended by the Revised and Restated Master Addendum. The California Driftwood Lease and the California Monterey Palms Lease, each as further amended by the Revised and Restated Master Addendum, are hereinafter referred to as the "Assumed California Leases";

                           c.       the "Amended and Restated Lease of Care Inn
Convalescent Center", dated as of May 1, 1989, as amended (the "Illinois LaSalle Lease"), between Evergreen, as successor tenant, and Nationwide, as successor lessor, relating to the facility commonly known as the LaSalle HealthCare Center, as further amended by the Revised and Restated Master Addendum; and

                           d.       the "Amended and Restated Lease of
Litchfield Convalescent Center", dated as of May 1, 1989, as amended (the "Illinois Litchfield Lease"), between Evergreen, as successor tenant, and Nationwide, as successor lessor, relating to the facility commonly known as the Litchfield HealthCare Center, as further amended by the Revised and Restated Master Addendum. The Illinois LaSalle Lease, the Illinois Litchfield Lease, each as further amended by the Revised and Restated Master Addendum, are hereinafter referred to as the "Assumed Illinois Leases". The Assumed California Leases and the Assumed Illinois Leases are referred to herein collectively as the "Assumed Leases".


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

                  8. Cure and Adequate Assurance of Future Performance Re Assumed Leases. The payment by the Debtors of unpaid Administrative Rent and all unpaid real and personal property taxes, including penalties and interest thereon, arising in connection with the Assumed Leases from and after the Petition Date through the Effective Date shall satisfy all cure and compensation requirements arising under Bankruptcy Code ss. 365(b)(1)(A) and (B). Notwithstanding any provision in any Assumed Lease to the contrary, Landlord hereby agrees that the existence of any default under any of the Assumed Leases arising prior to or during the pendency of the Bankruptcy Case that would not require cure under section 365(b)(2) of the Bankruptcy Code shall be waived and unenforceable against the Debtors during the pendency of the Bankruptcy Case, notwithstanding the assumption of the Assumed Leases. The requirements for adequate assurance of future performance under Bankruptcy Code ss. 365(b)(1)(C) as to the Assumed Leases shall be satisfied by (a) MPAN's renewal of its guaranty of the Assumed Leases by its execution and delivery of the guaranty annexed as Exhibit "B" to the Revised and Restated Master Addendum, and (b) the continuation of all security deposits to the extent presently in place under the Assumed Leases. Except as expressly provided for herein, the Parties agree that
(x) the Assumed Leases are in full force and effect, (y) no unpaid pre- or post-Petition Date claims or non-monetary defaults exist under the Assumed Leases, and (z) all previously existing guaranties executed in connection with the Assumed Leases shall be of no further force and effect. To implement the foregoing release of claims, NHP shall provide Debtors with withdrawals of any and all proofs of claim filed in the Bankruptcy Case in connection with the Assumed Leases in form and substance reasonably satisfactory to Debtors and shall not file any additional proofs of claim or amendments thereto except that NHP shall be allowed to pursue its rights and remedies with respect to its administrative claims provided for in Paragraphs 5.a. and 5.b. hereof and any material maintenance claims as described herein above. Further, nothing contained herein shall be construed as a waiver or bar to NHP to pursue its rights and remedies with respect to breach of this Agreement.

                  9. Amendments To Assumed Leases. Concurrently with the execution and delivery of this Agreement, Nationwide, MPAN, GranCare, GCI and Evergreen shall execute and deliver the Revised and Restated Master Addendum which shall be effective concurrently with the occurrence of the Effective Date under this Agreement.

                  10. Assignment Of Assumed Leases. The Debtors' interests in the Assumed Leases, as modified by the Revised and Restated Master Addendum, and under this Agreement (including the Exhibits hereto) may be assigned prior to confirmation of a plan of reorganization or pursuant to a confirmed plan of reorganization to any party that the Bankruptcy Court determines provides adequate assurance of future performance within the meaning of section 365 of the Bankruptcy Code so long as such party is directly and primarily liable under the assigned Assumed Leases and the Revised and Restated Master Addendum, including by providing its guaranty of performance thereunder; provided, however, that the Assumed California


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

Leases must be assigned as a group to a single assignee, and the Assumed Illinois Leases must be assigned as a group to a single assignee. Upon such assignment, the Debtors shall be relieved of their obligations under the Assumed Leases and Revised and Restated Master Addendum as to the Assumed Leases so assigned, and no guaranties of the Assumed Leases so assigned will be given by, or, if previously given, be or remain enforceable against, MPAN, the other Debtors or any of their Affiliates. Nothing contained in the foregoing shall operate to preclude NHP from objecting to a proposed assignment under section 365 of the Bankruptcy Code. After the effective date of any plan of reorganization, the Debtors' interests in the Assumed Leases and the Revised and Restated Master Addendum may be assigned as and if provided for therein.

                  11. Assumption and Assignment Regarding Gilroy Facility Subleases. On the Effective Date:

                  a. The executory rights and obligations under the California Driftwood Lease shall be bifurcated into two separate sets of executory rights and obligations, one consisting of the California Driftwood Lease, as amended, and the Revised and Restated Master Addendum, insofar as each relates to the Retained California Driftwood Facilities, and the other consisting of the executory rights and obligations under the original California Driftwood Lease (without modification by the Original Master Addendum) relating to the Facility commonly described as the Driftwood-Gilroy Facility; and

                  b. GranCare shall assume and assign to Nationwide (a) its executory rights and obligations as tenant under the California Driftwood Lease insofar as it relates to the Driftwood-Gilroy Facility, and (b) its executory rights and obligations as sublessor under the "SubLease" (the "Gilroy Sublease") dated as of March 31, 1993, with Pleasant Care Corporation (the predecessor in interest to the present subtenant, Covenant Care, Inc.) relating to the Driftwood-Gilroy Facility. Upon such assignment, Nationwide shall be deemed to have (i) released the Debtors from any and all obligations that may exist under the California Driftwood Lease to the extent such obligations relate to the Driftwood-Gilroy Facility, and (ii) agreed to perform all of GranCare's obligations as tenant under the California Driftwood Lease insofar as it relates to the Driftwood-Gilroy Facility and as sublessor under the Gilroy Sublease. As a result of such assumption and assignment, the rights of Nationwide, as successor sublessor, and the rights of the sublessee under the Gilroy Sublease shall be governed exclusively by the terms of the Gilroy Sublease and the original California Driftwood Lease incorporated therein as it relates to the Driftwood--Gilroy Facility. All of the Debtors' rights and obligations under the California Driftwood Lease as to the Retained California Driftwood Facilities shall be preserved as if the Driftwood-Gilroy Facility had never been subject to the California Driftwood Lease, all as more fully provided in the Revised and Restated Master Addendum.

                  12. Impact Of The NHP Indiana Agreement. Neither the rejection of the Indiana Leases, nor the failure of the Closing Date to occur under the Operations Transfer Agreement executed in connection with the NHP Indiana Agreement, nor the non-performance of any of tenant's duties, covenants or obligations under the Rejected Indiana Leases, including, without limitation, the types of obligations waived or to be waived and released or to be released in accordance with Paragraph A.4 of the NHP Indiana Agreement, shall have any effect on, or create a default or cross-default under or with respect to, any other leases or obligations by and among Nationwide, NHP Texas and/or their Affiliates and any of the Debtors and/or their Affiliates.

                  13.      Mutual Release.

                  a. Mutual Release. Except as expressly provided for in this Agreement (including the Exhibits hereto), as of the Effective Date, NHP on the one hand and the Debtors on the other hand, hereby release and discharge the other, and their respective successors, representatives, subsidiaries, Affiliates, assigns, agents, officers, directors, employees, shareholders, and attorneys, and each of them, from and waive and relinquish, any and all claims, demands, debts, liabilities, obligations, actions, causes of action, suits, sums of money, accounts, reckoning, covenants, contracts, complaints, objections, controversies, agreements, promises and rights whatsoever, whenever arising, known or unknown, suspected or unsuspected, contingent or fixed, liquidated or unliquidated, matured or unmatured, in law, equity, or otherwise, which either of them, or any person or entity claiming from, through or under either of them, ever had, now has, or hereafter can, shall, or may have against the other by reason of, arising from, relating to, in connection with or set forth in the Rejected Texas Leases, or arising out of the Debtors' use, operation or control of the Rejected Texas Facilities, and any guaranty of any Affiliate of the Debtors of the foregoing obligations. This release does not relate to the Assumed Leases or the Debtors' use, operation or control of any Facility subject to an Assumed Lease.

                  b. California Civil Code Section 1542. EACH PARTY HERETO EXPRESSLY UNDERSTANDS THAT Section 1542 of the Civil Code of the State of California provides as follows:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

                  c. Waiver. EACH PARTY HEREBY AGREES THAT THE PROVISIONS OF SECTION 1542 of the Civil Code of the State of California and all similar federal or state laws, rights, rules, or legal principles, legal or equitable, which may be applicable hereto, to the extent that they may apply to any of the matters released herein, ARE HEREBY KNOWINGLY AND VOLUNTARILY WAIVED AND RELINQUISHED BY EACH

PARTY TO THIS AGREEMENT, in each and every capacity, to the full extent that such rights and benefits pertaining to the matters released herein may be waived, and each Party hereby agrees and acknowledges that this waiver and relinquishment is an essential term of this Agreement, without which the consideration provided to it would not have been given.

                  d. Subsequently Discovered Claims. In connection with such waiver and relinquishment, each Party acknowledges that it is aware that it may hereafter discover claims presently unknown or unsuspected, or facts in addition to or different from those which it now knows or believes to be true, with respect to the matters released herein. Nevertheless, it is the intent of each Party in executing this Agreement fully, finally, and forever to settle and release all such matters, and all claims relative thereto, which exist, may exist or might have existed (whether or not previously or currently asserted in any action) which are the subject of the release granted under Paragraph 13.a hereof.

                  e. Each Party hereto covenants and agrees that it will not institute or prosecute any action or proceeding, in law, equity or otherwise, to recover, enforce, or collect or pursue any claim, demand, debt, liability, obligation, complaint, objection, action, cause of action, or other matter which has been released pursuant to the provisions of Paragraph 13.a hereof. Without in any manner limiting the available remedies for the breach of this Paragraph, any Party who breaches the terms of this Paragraph shall be liable to the other Party against whom such suit, action or other proceeding has been brought in violation of this Paragraph for the reasonable attorneys' fees and costs incurred by such other Party in defending against or otherwise responding to such suit, action or proceeding.

                  14. Payment of Expenses. Each Party hereto shall bear its own legal, accounting, due diligence and other expenses incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereby, whether or not the transaction is consummated.

                  15. Attorneys' Fees. In the event of any dispute or controversy arising out of this Agreement, including in connection with the interpretation of any term or condition of this Agreement, the enforcement of the Agreement, damages for breach of any provision hereof, or in the situation where any provision of this Agreement is validly asserted as a defense, the prevailing Party shall be entitled to recover costs of suit, including reasonable attorneys' fees, from the other Party in addition to any other available remedy.

                  16. Representation By Counsel. The Parties acknowledge that they have been represented by independent legal counsel of their choosing throughout all of the negotiations which preceded the execution of this Agreement, and that each Party has executed this Agreement with the consent and on the advice of such independent legal counsel. This Agreement is a negotiated document. As a result, any rule of construction providing for any ambiguity in the terms of this Agreement to be construed against the draftsperson of this Agreement shall be inapplicable to the interpretation of this Agreement.

                  17. Due Authorization. Each Party to this Agreement hereby represents and warrants that (a) such Party is duly authorized to enter into this Agreement without the permission of any third party; and (b) the person purporting to execute this Agreement on behalf of such Party has been duly authorized to execute this Agreement on behalf of and bind such Party; provided, however, that this representation and warranty as against Debtors shall be of no force and effect with respect to matters that require the approval of the Bankruptcy Court in the Bankruptcy Case unless and until such approval is obtained.

                  18. Entire Agreement; Amendment; Waiver. This Agreement, together with the other agreements which are Exhibits hereto, constitutes the entire understanding among the Parties with respect to the subject matter hereof, superseding all negotiations, all prior discussions, preliminary agreements, representations, warranties, and understandings of the Parties, whether oral, written or implied, as to the subject matter hereof. No supplement, modification, or amendment of this Agreement (including the Exhibits hereto) shall be binding unless executed in writing by all Parties affected thereby. No waiver of any term, provision or condition of this Agreement (including the Exhibits hereto), in any one or more instances, shall be deemed to be or be construed as a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement. No failure to act shall be construed as a waiver of any term, provision, condition or rights granted hereunder.

                  19. Limitation on Third-Party Beneficiaries. Except as expressly provided in Paragraph 13(a) hereof, no provision contained in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any person or entity other than the Parties hereto.

                  20. Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective legal representatives, successors and assigns, including, in the case of the Debtors, any trustee appointed under chapters 11 or 7 of the Bankruptcy Code, and any responsible officer or examiner appointed for any of the Debtors.

                  21. No Representations or Warranties. Except as expressly set forth in this Agreement, none of the Parties hereto makes any representation or warranty, written or oral, express or implied.

                  22. Admissions. Neither this Agreement, nor any of the terms hereof, nor any negotiations or proceedings in connection herewith, shall constitute, be construed as or be deemed to be evidence of any admission on the part of any Party of any liability or wrongdoing whatsoever, or the truth or untruth, or merit or lack of merit of any claim or defense of any Party; nor shall this Agreement, any of the terms hereof, any negotiations or proceedings in connection herewith, any pleading filed in connection with seeking its approval from the Bankruptcy Court, or any performance or forbearance hereunder, be offered or received in evidence or used in any proceeding against any Party, or be used in any proceeding, or otherwise, for any purpose whatsoever except with respect to the effectuation and enforcement of this Agreement.

                  23. Applicable Law. Except for issues related to the approval of this Agreement by the Bankruptcy Court, which issues shall be governed by the Bankruptcy Code, this Agreement shall be governed in all respects, including the validity, interpretation and effect, by laws of the State of California.

                  24. Subsequent Events. Except as provided for herein, the terms of any plan of reorganization confirmed by the Debtors in the Bankruptcy Case shall not alter the terms and conditions of this Agreement, any of the Exhibits hereto or any of the Assumed Leases.

                  25. Cooperation of the Parties. The Debtors agree to use their best efforts to seek Bankruptcy Court approval of this Agreement (including the Exhibits hereto), and, in connection therewith, NHP agrees to use its best efforts to cooperate with the Debtors in obtaining such Bankruptcy Court approval, including, if requested, by providing testimony or written declarations in support of the Debtors' motion to approve this Agreement.

                  26. Conditions Precedent To Effective Date. The occurrence of the Effective Date shall be subject to the satisfaction of the following conditions precedent: (a) the filing of a motion with the Bankruptcy Court to approve this Agreement, including the Exhibits hereto, on or before June 27, 2001, or such later date as the Parties may agree, (b) the entry of the Approval Order (as defined in Paragraph 27 hereof) on or before July 20, 2001, or such later date as the parties may agree, (c) the occurrence of the Effective Date on or before July 31, 2001, or such later date as the parties may agree,
(d) the approval of the transactions contemplated by this Agreement by Chase Manhattan Bank in its capacity as Agent for the Debtors' senior secured pre-Petition Date lenders and as Agent for the Debtors' postpetition debtor in possession lenders, insofar as such consent is required to release liens on all personal property being transferred to NHP or New Operator in connection with a Rejected Texas Facility, and (e) the consent of the Health Care Finance Administration ("HCFA") to the assignment of the Medicare Provider Agreement and Provider Number applicable to each Rejected Texas Facility, together with the agreement of Debtors and HCFA as to the amount of any "cap" placed on administrative claims of HCFA arising from such assignment and limitations on HCFA's offset rights.

                  27. Effective Date. This Agreement (other than the provisions of Paragraph 25 hereof, which shall take effect immediately) is subject to the entry of an order of the Bankruptcy Court in the Bankruptcy Case, in form and substance reasonably satisfactory to the Parties (the "Approval Order"), approving this Agreement (including the Exhibits hereto) and authorizing the consummation of the transactions contemplated thereby, after notice and an opportunity for a hearing, and shall become effective and close on the first business day which is more than ten days following the entry of the Approval Order upon which all of the conditions set forth in Paragraph 26 have been satisfied (the "Effective Date"); provided, however, that if the Bankruptcy Court enters an order pursuant to Federal Rules of Bankruptcy Procedure 6004(g) and 6006(d) so providing, the Effective Date shall occur on the first business day following the entry of the Approval Order (or such later date as the Bankruptcy Court may order) on which all of the conditions set forth in Paragraph 26 have been satisfied, so long as a court of competent jurisdiction has not issued a stay pending appeal of the Approval Order prior to the Effective Date, in which case the Effective Date shall be the first business day that any such stay pending appeal is dissolved, abrogated, or otherwise rendered unenforceable by a court of competent jurisdiction. If entry of the Approval Order is denied by the Bankruptcy Court despite the Parties' compliance with Paragraph 25 hereof, this Agreement shall be of no further force and effect and the Parties shall be returned to the status quo ante as if this Agreement had not been entered into by the Parties.

                  28. Consent To Jurisdiction and Venue. The parties hereto consent to the determination by the Bankruptcy Court without a jury trial and in a contested matter as a "core proceeding" (as such term is defined in 28 U.S.C. ss. 157 or any successor provision) of any and all disputes concerning this Agreement, including disputes involving the validity, interpretation, effect, or enforcement of this Agreement, and the Parties agree that the Bankruptcy Court shall be the exclusive forum to hear, determine and enter appropriate orders and judgments regarding all such disputes until the closing of the Bankruptcy Cases, after which any and all disputes arising out of this Agreement shall be adjudicated by any court of competent jurisdiction.

                  29. Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience of reference only and do not constitute a part of this Agreement.

                  30. Notices. All notices to be given by either party to this Agreement to the other party hereto shall be in writing, and shall be:

         (a)      sent by facsimile,

         (b) deposited in the United States mail, certified or registered, postage prepaid, return receipt requested or

         (c) sent by national overnight courier service, each addressed as follows:

                  (i)      If to a Debtor:
                           Mariner Post-Acute Network, Inc.
                           One Ravinia Drive
                           Suite 1500
                           Atlanta, Georgia 30346
                           Attention: General Counsel
                           Fax: 678-443-6778

                           With a copy to:

                           Powell, Goldstein, Frazer & Murphy LLP
                           191 Peachtree Street
                           16th Floor
                           Atlanta, Georgia 30303
                           Attention: Michael J. Delaney, Esq.
                           Fax: 404-572-6999

                  (ii)     If to NHP:

                           Nationwide Health Properties, Inc.
                           610 Newport Center Drive
                           Suite 1150
                           Newport Beach, CA 92660
                           Attn:  Bruce Andrews
                           Facsimile No. 949.759.6876

                           With a copy to:

                           Daniel H. Golden
                           Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                           590 Madison Avenue
                           New York, NY 10022
                           Facsimile No. 212.872.1002

Any such notice delivered by facsimile shall be deemed delivered when received, any such notice deposited in the United States mail, registered or certified, return receipt requested, with all postage prepaid, shall be deemed to have been given on the earlier of the date received or the date when delivery is first refused, and any notice deposited with an overnight courier service for delivery shall be deemed delivered on the business day following such deposit. Any party to whom notices are to be sent pursuant to this Agreement may from time to time change its address for further communications thereunder by giving notice in the manner prescribed herein to all other parties hereto.

                  31. Counterparts. This Agreement may be executed in two or more counterparts by the Parties, and all such counterparts taken together shall be considered as and construed to be part of a single agreement.

                  IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                                       NATIONWIDE HEALTH PROPERTIES, INC.



                                       By
                                         --------------------------------------
                                       Its
                                          -------------------------------------

                                       NH TEXAS LIMITED PARTNERSHIP
                                       By MLD TEXAS CORPORATION, its general
                                       partner



                                       By
                                         --------------------------------------
                                       Its
                                          -------------------------------------

                                       MARINER POST-ACUTE NETWORK, INC.,
                                       DEBTOR AND DEBTOR IN POSSESSION



                                       By
                                         --------------------------------------
                                       Its
                                          -------------------------------------

                                       LIVING CENTERS OF TEXAS, INC.,
                                       DEBTOR AND DEBTOR IN POSSESSION



                                       By
                                         --------------------------------------
                                       Its
                                          -------------------------------------

                                       GRANCARE, INC.,
                                       DEBTOR AND DEBTOR IN POSSESSION



                                       By
                                         --------------------------------------
                                       Its
                                          -------------------------------------

                                       GCI PALM COURT, INC.,
                                       DEBTOR AND DEBTOR IN POSSESSION



                                       By
                                         --------------------------------------
                                       Its
                                          -------------------------------------

                                       EVERGREEN HEALTHCARE LTD., L.P.,
                                       DEBTOR AND DEBTOR IN POSSESSION

                                       BY EVERGREEN HEALTHCARE, INC.,
                                       ITS GENERAL PARTNER AND DEBTOR AND
                                       DEBTOR IN POSSESSION



                                       By
                                         --------------------------------------
                                       Its
                                          -------------------------------------

                                   SCHEDULE 1
                           THE REJECTED INDIANA LEASES

                  1. The "Amended and Restated Lease of Wabash Health Care Center," dated as of May 1, 1989, as amended (the "Indiana Wabash Lease"), between Connerwood, as successor tenant, and Nationwide, as successor lessor, relating to the real property commonly known as the Wabash Healthcare Center, and the "Master Addendum to Leases" dated October 31, 1997 (the "Master Addendum"), insofar as it relates to the Indiana Wabash Lease;

                  2. The "Amended and Restated Lease of Christopher East Living Center," dated as of May 1, 1989, as amended (the "Indiana Christopher East Lease"), between Connerwood, as successor tenant, and Nationwide, as successor lessor, relating to the real property commonly known as the East Pointe Health & Rehabilitation Center, and the Master Addendum insofar as it relates to the Indiana Christopher East Lease; and

                  3. The "Amended and Restated Lease of New Castle Health Care Center," dated as of May 1, 1989, as amended (the "Indiana New Castle Lease"), between Connerwood, as successor tenant, and Nationwide, as successor lessor, relating to the real property commonly known as the New Castle Health Care Center, and the Master Addendum insofar as it relates to the Indiana New Castle Lease.

                                   SCHEDULE 2
               LIST OF FACILITIES SUBJECT TO REJECTED TEXAS LEASES

                 DEBTOR                                        FACILITY/LOCATION                    PROVIDER NUMBER
-------------------------------------------   ----------------------------------------------------  ---------------
Living Centers of Texas, Inc.                 Allenbrook Health Care Center/                            67-5079
Case No.   00-00189 (MFW)                     Baytown, Texas
-------------------------------------------   ----------------------------------------------------  ---------------
Living Centers of Texas, Inc.                 Green Acres Convalescent Center--Baytown/ Baytown,         67-5225
Case No.   00-00189 (MFW)                     Texas
-------------------------------------------   ----------------------------------------------------  ---------------
Living Centers of Texas, Inc.                 Green Acres Convalescent Center--Center/ Center,           67-5398
Case No.   00-00189 (MFW)                     Texas
-------------------------------------------   ----------------------------------------------------  ---------------
Living Centers of Texas, Inc.                 Green Acres Convalescent Center--Humble/ Humble,           67-5127
Case No.   00-00189 (MFW)                     Texas
-------------------------------------------   ----------------------------------------------------  ---------------
Living Centers of Texas, Inc.                 Green Acres Convalescent Center--Huntsville/               67-5433
Case No.   00-00189 (MFW)                     Huntsville, Texas
-------------------------------------------   ----------------------------------------------------  ---------------
Living Centers of Texas, Inc.                 Heritage House/                                           67-5333
Case No.   00-00189 (MFW)                     Eagle Lake, Texas
-------------------------------------------   ----------------------------------------------------  ---------------
Living Centers of Texas, Inc.                 Castle Manor/                                             67-5305
Case No.   00-00189 (MFW)                     Garland, Texas
-------------------------------------------   ----------------------------------------------------  ---------------
Living Centers of Texas, Inc.                 Beechnut Manor/                                           67-5000
Case No.   00-00189 (MFW)                     Houston, Texas
-------------------------------------------   ----------------------------------------------------  ---------------
Living Centers of Texas, Inc.                 Oak Manor/                                                67-5328
Case No.   00-00189 (MFW)                     Nacogdoches, Texas
-------------------------------------------   ----------------------------------------------------  ---------------
Living Centers of Texas, Inc.                 Broadway Lodge/                                           67-5437
Case No.   00-00189 (MFW)                     San Antonio, Texas
-------------------------------------------   ----------------------------------------------------  ---------------
Living Centers of Texas, Inc.                 San Antonio Convalescent Center/                          67-5339
Case No.   00-00189 (MFW)                     San Antonio, Texas
-------------------------------------------   ----------------------------------------------------  ---------------

                              SCHEDULE OF EXHIBITS

Exhibit A       Operations Transfer Agreement
Exhibit B       Revised and Restated Master Addendum To Leases

                                   EXHIBIT "A"

                          OPERATIONS TRANSFER AGREEMENT

         This "OPERATIONS TRANSFER AGREEMENT" ("Agreement") by and among Living Centers of Texas, Inc., debtor and debtor in possession ("Debtor"), NH Texas Properties Limited Partnership ("Landlord"), and [INSERT NAME OF NEW OPERATOR] ("New Operator") is entered into as of June 27, 2001, pursuant to and as authorized by the "Settlement Agreement Re NHP Lease Portfolio" dated as of June 27, 2001 (the "Settlement Agreement"), with reference to the following facts:

                                    RECITALS

         A. Landlord is the owner of the following nursing home: [Insert description of Facility from Schedule "1" hereto] (the "Facility").

         B. On January 18, 2000, Debtor, along with various affiliated parent and subsidiary entities, including its parent corporation, Mariner Post-Acute Network, Inc. ("MPAN") filed for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), Case Nos. 00-113 (MFW) through 00-214 (MFW) (the "Bankruptcy Case"), and continues to operate its business as a debtor and debtor-in-possession under sections 1107(a) and 1108 of the Bankruptcy Code.

         C. Debtor was the lessee of the Facility from Landlord under a lease that will be rejected in the Bankruptcy Case pursuant to the Settlement Agreement.

         D. Debtor, Landlord and New Operator desire to enter into this Agreement in order to facilitate an orderly transition of the Facility's operations from Debtor to New Operator.

         E. New Operator is in the business of operating skilled nursing and extended care facilities, has entered into a lease of the Facility with Landlord, and joins in this agreement as a participant to the operations transfer addressed herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree that:

                                   ARTICLE 1.
                                   THE CLOSING

1.1 Effectiveness of Closing. The closing (the "Closing") under this Agreement shall be effective as of 12:00:01 a.m. on August 1, 2001, or such other date as may be mutually agreed to in writing by the parties (the "Closing Date"). The Closing shall not occur unless (a) the Approval Order as required by Paragraph 5.12 is in effect, and (b) the Licenses required by Section 5.2 have been obtained by the New Operator.

1.2 Debtor's Deliveries in Connection with the Closing. Debtor shall deliver the following to Landlord and New Operator in connection with the
Closing:

         (a) Executed special warranty Bill of Sale for Personal Property (as hereinafter defined) pursuant to Section 2.2 hereof.

         (b) Executed counterparts of a closing statement reflecting the prorations and other payments to be made as of Closing pursuant hereto (the "Closing Statement").

         (c) Payment in immediately available funds of any amounts due to Landlord or New Operator from Debtor with respect to the Facility in accordance with the Settlement Agreement as reflected in the Closing Statement.

1.3 Landlord and New Operator's Deliveries at Closing. Landlord and New Operator shall deliver the following to Debtor at the Closing:

         (a)      Executed counterpart of the Closing Statement.

         (b) Payment in immediately available funds of any amounts due to Debtor from Landlord or New Operator with respect to the Facility in accordance with the Settlement Agreement as reflected in the Closing Statement.

1.4 Payment. Any mutual obligations owing under Sections 1.2 and 1.3 shall be set off at Closing. To the extent a party is owed a payment after such set off, such payment shall be made in cash at Closing via check or pursuant to the wire instructions of such party.

                                   ARTICLE 2.
                             TRANSFER OF OPERATIONS

2.1 Cooperation. Debtor agrees to cooperate with Landlord and New Operator, and Landlord and New Operator agree to cooperate with Debtor, to effect an orderly transfer of the operation of the Facility.

2.2 Conveyance of Supplies and Tangible Personal Property. At Closing, Debtor hereby agrees to transfer and convey free of liens and encumbrances, (a) to Landlord all of its right, title and interest in and to any tangible personal property (other than consumables, inventories and supplies), including furniture, fixtures, and equipment owned (but not leased) by Debtor and actually used in the operation of the Facility, with the exception of motor vehicles, computer equipment, electronic time keeping equipment, and tangible personal property subject to purchase money liens (unless Landlord assumes such purchase money lien obligations), and (b) to New Operator all of its right, title and interest in and to any consumables, inventories and supplies actually used in the operation of the Facility (collectively with the personal property transferred to Landlord, "Personal Property"), for and in consideration of the mutual promises contained in this Agreement and the Settlement Agreement; provided, however, Debtor shall leave all computer equipment at the Facility for a period of sixty (60) days following Closing as provided in Section 2.14 to allow New Operator to transfer all relevant data and information related to the operation of the Facility in an orderly manner. Landlord and New Operator acknowledge that they have no ownership rights or interests in such computer equipment, except in connection with the transfer of such data pursuant to this Agreement. Debtor shall have no obligation to deliver the Personal Property to any location other than that at which each item of Personal Property is currently located, and Landlord and New Operator agree that the presence of the Personal Property at the Facility at Closing shall be acceptable and shall constitute delivery thereof. At Closing, Debtor shall deliver to Landlord a Bill of Sale for the Personal Property. All Personal Property shall be conveyed on an "as is", "where is" basis, without any warranty, express or implied.

2.3 Contracts. Debtor will assume and assign to New Operator only the following contract as more fully provided in 2.16:

            CONTRACT PARTY                                   NATURE OF CONTRACT                     PROVIDER NUMBER
------------------------------------------    --------------------------------------------------    ---------------

Health Care Financing                         Medicare Provider Agreement                             Insert from
7500 Security Blvd.                                                                                   Schedule 2
Baltimore, MD  21244
------------------------------------------    --------------------------------------------------    ---------------

In connection therewith, Debtor shall pay all costs of cure required for each such assumption and assignment as required by Section 2.16 of this Agreement. Landlord and New Operator shall not be obligated or entitled to assume any other leases or executory contracts of Debtor in respect of the Facility except as otherwise expressly agreed by the parties in writing.

2.4 Transfer of Patient Trust Funds. Within five (5) business days following the Closing, Debtor shall provide to New Operator a true, correct and complete accounting (properly reconciled) of any patient trust funds and an inventory of all residents' property held by Debtor on the Closing Date for patients at the Facility. Debtor hereby agrees to transfer such funds and property to New Operator within twenty
(20) days of the date that New Operator notifies Debtor in writing that it agrees with the accounting provided to it. New Operator hereby agrees that it will accept such funds and property for the patients in accordance with applicable statutory and regulatory requirements; however, New Operator shall have no liability for such funds until its acceptance pursuant thereto. New Operator will indemnify, defend and hold Debtor harmless from all liabilities, claims, and demands including reasonable attorney's fees, in the event a claim is made against Debtor by a patient for his or her patient trust fund where such fund was transferred to New Operator pursuant to the terms hereof.

2.5 Cost Reports. Debtor shall prepare and file with the appropriate Medicare and Medicaid agencies its final cost reports in respect to its operation of the Facility as soon as practicable after the Closing Date, but in no event later than the earlier of

         (a)      ninety (90) days after the Closing Date; or

         (b)      the period required by applicable law.

Debtor shall provide Landlord and New Operator with copies of such reports. If, following the Closing Date, Landlord or New Operator receives payment from any federal or state agency, which payment represents reimbursement with respect to underpayments made to Debtor for services rendered prior to the Closing Date, then the recipient shall receive such payment in trust for the Debtor, shall not commingle such funds with its own funds, and shall promptly remit such payments to Debtor.

2.6      Employees.

         (a) Debtor shall terminate all of the Facility's employees effective as of the Closing Date. Debtor shall pay all wages due to all of the Facility's employees as of the Closing Date. In addition, Debtor shall pay to all employees of the Facility, within the timeframes required by applicable law, all amounts owing as of the Closing Date for earned vacation pay, sick pay and other earned paid time due such employees in accordance with Debtor's applicable employment policies and state and federal law.

         (b) New Operator shall use its commercially reasonable efforts to rehire at least two-thirds of the employees at the Facility who, as of the Closing Date, work at the Facility and have been employed on an average of 20 hours or more per week and have provided services solely to the Facility. Such employees, whose employment is continued, shall be referred to as the "Retained Employees." Any such continued employment of a Retained Employee by New Operator shall be on terms which require said Retained Employees to perform comparable services in a comparable position at substantially the same base salary at which such Retained Employee was employed at the Facility prior to the Closing Date. Debtor and any of its affiliates shall have the right to employ or offer to employ in other Facilities or corporate offices of Debtor or its affiliates any Retained Employee who declines to continue employment with New Operator; provided, however, that Debtor shall not actively solicit such employment. The Retained Employees who elect to accept continued employment with New Operator shall hereinafter be referred to as the "Hired Employees." Prior to the Closing Date, Debtor shall grant New Operator reasonable access to the Facility's Employees for purpose of carrying out this Section 2.6(b).

         (c) New Operator and Debtor acknowledge and agree that the provisions of Section 2.6(b), if applicable, are designed, in part, to ensure that Debtor is not required to give notice to employees of the Facility of the "closure" thereof under the Worker Adjustment and Restraining Notification Act (the "WARN Act") or any other comparable state law. Accordingly, New Operator agrees to indemnify, defend and hold harmless Debtor from any liability which it may incur under the WARN Act or any comparable state law in the event of the violation by New Operator of its obligations under Section 2.6(b), including a violation which results from allegations that New Operator constructively terminated the employees of the Facility as a result of the terms and conditions of employment offered by New Operator; provided, however, that nothing herein shall be construed as imposing any obligations on New Operator to indemnify, defend or hold harmless Debtor from any liability which it may incur under the WARN Act as a result of the acts or omissions of Debtor prior to the Closing date, including any liability which may result from the aggregations of acts of Debtor prior to the Closing Date and the acts of New Operator after the Closing Date, it being understood and agreed that New Operator shall only be liable for its own acts and omissions after the Closing Date. Nothing in this Section 2.6(c) shall, however, create any rights in favor of any person not a party hereto, including employees of the Facility, or constitute an employment agreement or condition of employment for any employee of Debtor or any affiliate of Debtor who is a Retained Employee or a Hired Employee.

         (d) Subject to Debtor obtaining such approval from the Bankruptcy Court as may be required under the terms of the Bankruptcy Code, Debtor shall offer and provide, as appropriate, group health plan continuation coverage pursuant to COBRA to all the employees of the Facility who are not Hired Employees and to whom it is required to offer the same under applicable law. New Operator is hereby assuming Debtor's obligations to Hired
                  Employees:

                  (i) who participate as of the Closing Date in group health insurance coverage sponsored by Debtor; and,

                  (ii) who remain employees of New Operator after the Closing date and who will be eligible for participation in a group health plan (as defined for purposes of the Internal Revenue Code Section 4980 B) established and maintained by New Operator for the general benefit of its employees and their dependents and all such employees shall be covered without a waiting period and without regard to any preexisting condition.

Debtor and New Operator acknowledge and agree that it is the intent of this provision that Debtor shall not be required to provide continued health coverage under ERISA or Section 4980 B of the Internal Revenue Code to any of such Hired Employees or to any qualified beneficiary (as defined for purposes of Section 4980 B of the Internal Revenue Code) with respect to any such Hired Employees.

2.7      Accounts Receivable.

         (a) Debtor shall retain ownership and all rights with respect to all unpaid accounts receivable, whether or not billed prior to or after the Closing Date, and any accounts receivable arising from rate adjustments which relate to the period prior to the Closing Date even if such adjustments occur after the Closing Date, as of the close of business on the day prior to the Closing Date with respect to the Facility, but only to the extent that such accounts receivable relate to services rendered prior to the Closing Date, and shall provide New Operator with copies of Debtor's records with respect thereto. New Operator agrees to fully cooperate with Debtor in its collection of the private pay and private portion of Medicare and Medcaid receivables.

         (b) If at any time after the Closing Date, Landlord or New Operator shall receive any payment from any federal or state agency, insurance company, managed care organization, or similar institutional payor source, which payment represents reimbursement with respect to payments or underpayments made to Debtor for services rendered prior to the Closing Date, then the recipient shall receive such payments in trust for the Debtor, shall not commingle such funds with its own funds, and shall promptly remit such payments to Debtor; provided, however, in the event payment is made without remittance advice, such payment will first be applied to any pre-Closing Date balances of Debtor if received during the first sixty
                  (60) days after the Closing Date. If at any time after the Closing

                  Date, Debtor shall receive any payment from any federal or state agency, insurance company, managed care organization, or similar institutional payor source, which payment represents reimbursement with respect to payments or underpayments made to New Operator for services rendered after the Closing Date, then Debtor shall remit such payments to New Operator; provided, however, in the event payment is made without remittance advice, such payment will first be applied to any pre-Closing Date balances of Debtor if received during the first sixty (60) days after the Closing Date. Thereafter, all non-designated payments will first be applied to any post-Closing Date balances of New Operator, with the excess if any, applied to the extent of any balances due for services rendered by Debtor prior to the Closing Date.

         (c) Payments not covered by Section 2.7(b) and received by Landlord or New Operator will first be applied to any pre-Closing Date balances due the Debtor if received during the first thirty (30) days after the Closing Date, with the excess if any, applied to the extent of any balances due for services rendered by New Operator after the Closing Date.

         (d) To the extent either party receives any proceeds from the accounts receivable of the other party, the parties acknowledge that the party receiving the payment belonging to the other party shall hold the payment in trust and shall not commingle such funds with its own funds, that neither party shall have any right to offset with respect to such accounts receivable, and that the party erroneously receiving the payment shall have no right, title or interest whatsoever in the payment and shall remit the same to the other within ten
                  (10) days of receipt.

         (e) For a period of six (6) months following the Closing Date, Landlord or New Operator shall provide Debtor with an accounting by the twentieth day of each month setting forth all amounts received by them during the preceding month with respect to the accounts receivable of Debtor which shall be set forth in a schedule provided by Debtor to said parties as soon as practicable following the Closing Date. New Operator further agrees, upon reasonable notice, to make available to Debtor adequate space, equipment and facilities at the Facility to enable an employee of the Debtor to review the accounts receivable of the Facility after the Closing Date, and to provide such employee with full access to the collection records with respect to patients owing such accounts receivable.

         (f) Nothing herein shall be deemed to limit in any way either party's rights and remedies to recover accounts receivable due and owing to it under the terms of this Agreement.

2.8      Employment Benefits. Debtor acknowledges that

         (a) New Operator shall have no liability to any employees terminated by Debtor on or prior to the Closing Date for benefits pursuant to Section 601, et seq. of ERISA and Section 4980B of the Internal Revenue Code and any amendments or modifications thereto ("COBRA"); and

         (b) Debtor shall be solely responsible for providing required notices to all employees of the Facility as of the Closing Date pursuant to COBRA.

Debtor acknowledges and agrees that New Operator is not assuming any of Debtor's obligations to its past or present employees under COBRA, and that all such obligations arising before the Closing Date shall remain the obligations of Debtor.

2.9 Payment of Operating Costs and Prorations. Debtor shall be responsible for, and shall pay on a timely basis, claims or charges which are owed to third parties arising from its ordinary use, operation or control of the Facility, including payroll, insurance premiums, utilities, amounts due under executory obligations, and similar obligations, which claims or charges were (i) incurred in and attributable to the period from the Petition Date to the Closing Date, and (ii) qualify as costs of administration under section 503(b)(1) of the Bankruptcy Code, except for any amounts due on account of Employee Benefits, which amounts shall be paid as provided in Paragraph 2.8. New Operator shall be responsible for, and shall pay on a timely basis, any claims or charges which are due to third parties arising from the use, operation or control of the Facility from and after the Closing Date. Revenues and expenses pertaining to utility charges for the billing period in which the Closing Date occurs, prepaid expenses and like items of revenue or expense attributable to the Facility shall be prorated between Debtor and New Operator as of the Closing Date. All such prorations shall be made on the basis of actual days elapsed in the relevant accounting or revenue period and shall be based on the most recent information available to Debtor. Utility charges that are not metered and read on the Closing Date shall be estimated based on prior charges, and shall be re-prorated upon receipt of statements therefor. In general, such prorations shall be made so as to reimburse Debtor for actual prepaid expense items, and to charge Debtor for prepaid revenue items, to the extent that the same are attributable to periods after the Closing Date.

2.10 Treatment of Prorations. The accounts of Debtor and New Operator created pursuant to the prorations provided for in the preceding Section 2.9 shall be netted against each other. If:

         (a) the result is a net positive balance for New Operator, Debtor shall pay to New Operator the amount of such balance in immediately available funds; and

         (b) if the result is a net positive balance for Debtor, New Operator shall pay to Debtor the amount of such balance in immediately available funds.

The aforementioned accounts shall be reflected on the Closing Statement.

2.11 Future Settlement. All amounts owing from one party hereto to the other party hereto, excluding amounts in respect of Sections 2.5 and 2.7 hereof, that require adjustment after the date of the Closing Statement, including without limitation, re-prorations according to Section 2.8 hereof, shall be settled three months after the Closing Date. If, thereafter, Landlord or New Operator determines that any further adjustment is to be made, Landlord or New Operator shall submit a statement to Debtor setting forth any and all such items and the calculation of the amounts due hereunder. Such statement shall be submitted with appropriate backup materials. If amounts are owing from Landlord or New Operator to Debtor, the party owing such payment shall tender payment to Debtor in immediately available funds together with such statement. If amounts are determined to be owing from Debtor to Landlord or New Operator, Debtor shall have thirty (30) days from the date of receipt of such statement to tender payment to the party to whom owed or to question or dispute in writing any item thereon.

2.12 Medicare/Medicaid. Debtor and New Operator understand that reimbursements from Medicare and/or Medicaid for items/services provided/rendered after the Closing Date may continue to be issued to Debtor for a period of time. Debtor agrees that, prior to the Closing Date, Debtor shall arrange for any and all direct deposits from Medicare and Medicaid to cease and shall request that checks be issued instead. Thereafter Debtor shall endorse and deliver all such checks that solely include payment for periods following the Closing Date to New Operator immediately upon receipt until such time as reimbursements are remitted directly to New Operator by Medicare and Medicaid. New Operator, in its sole discretion, may approve an alternative method of receiving such funds. In any event, concurrent with its payment of the reimbursement monies to New Operator, Debtor shall provide documentation from Medicare and Medicaid of the amounts received by Debtor that month.

2.13 Transfer of Records; Access To Policy and Procedures Manuals. Debtor shall transfer to New Operator all employment files, medical records, cost reports, surveys with plans of correction, historical financial records, electronic files, and any other operational data reasonably necessary to the operation of the Facility as authorized by applicable law; provided, however, that Debtor (a) shall be entitled to keep such copies of all of the foregoing as it deems necessary, (b) New Operator shall have no claim or right of indemnity against Debtor arising from the condition or quality of the records so transferred, including claims based on their completeness or accuracy; and (c) Debtor shall be under no duty to update or service the hardware, software or data base contained in the computers remaining on the premises as provided for in Sections 2.2 and 2.14 hereof, or otherwise.

For a period of thirty (30) days after Closing, New Operator shall have access to any of Debtor's policy and procedures manuals located at the Facility; provided, however, that Debtor shall have no liability whatsoever to New Operator arising from New Operator's use or implementation of such procedures and policies, and Operator agrees to indemnify, defend and hold harmless Debtor from any liability which Debtor may incur to any third party as a result of New Operator's use or implementation of such procedures and policies. At the end of such thirty-day period, New Operator will return to Debtor any of Debtor's policy and procedures manuals in its possession.

2.14 Computer Systems. Except as provided in Section 2.2 hereof, Landlord and New Operator acknowledge that Debtor will not be transferring any proprietary software or leased equipment, except as such leases are assumed and assigned to New Operator. Debtor acknowledges and agrees that in order to assist New Operator in assuring the continued operation of the Facility after the Closing Date in compliance with applicable law and in a manner which does not jeopardize the health and welfare of the residents of the Facility, Debtor will leave such computer systems at the Facility for a period of up to sixty (60) days after the Closing Date in order to enable New Operator to obtain the necessary copies of such records and orders and to transition such information to new operating systems. Following Closing, New Operator shall maintain the modem connection with respect to such computers until transfer of data is complete and shall notify Debtor when such data transfer is complete. New Operator shall be responsible for all fees, costs, and expenses associated with the utilization of such operating systems following the Closing Date.

2.15     Operations Pending Transition.

         (a) Prior to the Closing Date, Debtor shall operate the Facility in accordance with its normal and customary business practices, including the continued marketing and admission of residents, hiring and management of employees, and compliance with governmental regulations. Debtor shall use its commercially reasonable best efforts to transition the Facility to New Operator in substantially the same condition as exists at the Facility as of the date of the execution of this Agreement.

         (b) Debtor agrees not to actively solicit for transfer any residents of the Facility.

2.16 Transfer of Medicare Provider Number. At or before Closing, Debtor agrees to use its best efforts to transfer to New Operator its Medicare Provider Number as authorized by applicable law. In connection therewith, Debtor has or will prepare and file a motion seeking the entry by the Bankruptcy Court of an order (the "Order") which Order shall provide, among other things, that Debtor shall assume and assign the Medicare provider agreements and provider numbers applicable to the Facility to New

Operator; provided, however, that nothing in the Order shall be construed to relieve the proposed assignee from complying with all procedures, rules and regulations of the Medicare program, including, but not limited to, the requirement that the assignee apply for and obtain Health Care Finance Administration ("HCFA") approval of a change of ownership on Form 855; and provided further, that the assignee shall inherit the quality of care history of the Facility as if the assignee were the original owner (except that the assignee shall not be liable to pay any civil monetary penalty accruing prior to Closing Date); and provided further, that notwithstanding such assumption and assignment, any claim of Medicare, the applicable fiscal intermediary, HHS or any other party against any debtor under such assumed and assigned provider agreements arising prior to the January 18, 2000 petition date shall continue to be treated as a prepetition claim with the same right, status and priority as if such provider agreement was rejected, and without limiting the foregoing, shall not become or be treated as an expense of administration, and may not be offset against the claim of any debtor arising after the filing of the chapter 11 cases, except that (a) the United States shall reserve all rights set forth in the stipulation between the United States and the debtors approved by the Bankruptcy Court on January 18, 2000, (the "HHS Stipulation"); and (b) such claim (to the extent valid and without prejudice to Debtor's right to dispute such claim) may be offset against any prepetition amount due to debtors, even if the claim and debt were not mutual as ordinarily required by 11 U.S.C. ss.553, and without further order of the Bankruptcy Court; and (c) to the extent such claim is not satisfied in full via exercise of the offset right referred to in the preceding clause (b), the United States shall have an administrative expense claim pursuant to 11 U.S.C. ss.507(b) for any such deficiency, which claim shall in no event exceed the amount mutually determined by HCFA and Debtor, in the Bankruptcy Case; and provided further, that the rights accorded the United States under the Order and the HHS Stipulation shall constitute "cure" under 11 U.S.C. ss.365 so that New Operator shall not have any successor liability for any claim against the applicable debtor under such provider agreement arising prior to the Effective Date of the assignment of such provider agreements to New Operator. The Order shall not impose any material obligations on the parities not contemplated by this Agreement. New Operator shall use its commercially reasonable best efforts to cooperate with and facilitate Debtor's efforts to obtain the Order. Debtor shall use its commercially reasonable efforts to obtain the Order. Debtor shall not be required to transfer any Medicaid agreements or provider numbers to Landlord or New Operator.

2.17 Deposits. All deposits, if any, held by a utility or other party to an executory contract, except for security deposits in favor of the Landlord in connection with the Facility, shall remain the property of Debtor, and the New Operator shall be required to post its own replacement security deposits, if any.

                                   ARTICLE 3.
     REPRESENTATION, WARRANTIES AND AGREEMENTS OF LANDLORD AND NEW OPERATOR

         Landlord and New Operator hereby represent, warrant, covenant and agree as follows:

3.1 Authority, Validity and Binding Effect. New Operator has all necessary power and authority to operate and lease the Facility and to carry on its business as it is now being conducted, and shall have such authority as of the Closing Date. Landlord and New Operator have all necessary power and authority to enter into this Agreement and to execute all documents and instruments referred to herein or contemplated hereby and all necessary action has been taken to authorize the individual executing this Agreement to do so. This Agreement has been duly and validly executed and delivered by Landlord and New Operator and is enforceable against them in accordance with its terms.

3.2 Access to Records. Subsequent to the Closing Date, Landlord and New Operator shall allow Debtor and its agents and representatives, at Debtor's sole cost and expense, to have reasonable access to (upon reasonable prior notice), and to make copies of, the books and records and supporting material of the Facility, to the extent reasonably necessary to enable Debtor to investigate and defend malpractice, employee or other claims, to file or defend cost reports and tax returns, to verify accounts receivable collections due Debtor, and to perform similar matters. Landlord and New Operator will maintain such books, records and other material comprising records of the Facility's operations prior to the Closing Date that have been received by Landlord and New Operator from Debtor or otherwise, including, but not limited to, patient records and records of patients funds, to the extent required by law, but in no event less than a period of three (3) years.

3.3 Accuracy of Representations and Warranties. Unless otherwise indicated in a specific representation or warranty contained herein, each representation and warranty of Landlord and New Operator hereunder shall be true, complete and correct in all material respects as of the Closing Date with the same force and effect as though such representation or warranty was made on such date, and all representations and warranties shall survive the Closing Date for a period of one (1) year.

                                   ARTICLE 4.
                     REPRESENTATION AND WARRANTIES OF DEBTOR

         Debtor hereby represents and warrants as follows:

4.1 Authority, Validity and Binding Effect. Subject to the approval required in Section 5.13 and in the Settlement Agreement executed in connection herewith, Debtor has all necessary power and authority to enter into this Agreement and to execute all documents and instruments referred to herein or contemplated hereby and all necessary action has been taken to authorize the individual executing this Agreement to do so. This Agreement has been duly and validly executed and delivered by Debtor and is enforceable against Debtor in accordance with its terms.

4.2 Accuracy of Representations and Warranties. Unless otherwise indicated in a specific representation or warranty contained herein, each representation and warranty of Debtor hereunder shall be true, complete and correct in all material respects as of the date hereof and as of the Closing Date with the same force and effect as though such representation or warranty was made on such date, and all representations and warranties shall survive the Closing Date for a period of one (1) year.

4.3 Personal Property. Debtor has maintained Personal Property, including inventories of supplies prior to the Closing Date, consistent with the operation of the Facility in the ordinary course of business and the requirements of applicable law, and the Personal Property transferred to Landlord pursuant hereto reflects supply levels required to be maintained by Debtor in order to operate the Facility as Medicare/Medicaid certified skilled nursing Facility.

                                   ARTICLE 5.
                                  MISCELLANEOUS

5.1 Further Assurances. Each of the parties hereto agrees to execute and deliver any and all further agreements, documents or instruments necessary to effectuate this Agreement and the transactions referred to herein, contemplated hereby or reasonably requested by the other party to perfect or evidence their rights hereunder.

5.2      Efforts Of New Operator to Obtain Licenses.

         (a) Immediately following the execution and delivery of this Agreement, New Operator shall use diligent and commercially reasonable best efforts to obtain any and all required licenses, permits, certificates and approvals, including without limitation, approvals for Medicare and Medicaid participation and certificates of need or comparable authorizations required by any governmental authority with jurisdiction over the Facility so that, upon the Closing Date, New Operator shall have all necessary legal authority to operate the applicable Facility as a skilled nursing facility (the "Licenses"). New Operator shall file a complete application package for each Facility no later than ten (10) business days after execution of this Agreement, and, if the applicable state has an expedited review process, New Operator agrees to pay the requisite fee(s) to the applicable governmental authorities in order to expedite such applications and approval process. New Operator shall deliver to Debtor evidence of the submission of appropriate application materials and payment of any available expediting fee no later than ten (10) business days after the execution and delivery of this Agreement and shall thereafter provide Debtor with periodic updates regarding the status of such applications no less frequently than weekly. If New Operator shall fail to submit said applications or shall fail to pay said fee(s) to expedite such applications and approval processes within said ten days, it shall be a material breach of this Agreement entitling Debtor to terminate this Agreement. Except as provided in Section 2.16, LCT shall have no obligation to assume and assign any other governmental agreements or approvals, including Medicaid provider agreements and provider numbers. As a result, the New Operator shall be responsible to obtain all other necessary state and federal licenses (or, to the extent permitted by law, interim licenses), provider agreements and other governmental approvals and consents required in connection with the contemplated transactions; provided, however, that the Debtor shall cooperate with the New Operator in the New Operator's efforts to obtain the Licenses.

         (b) If, notwithstanding the timely filing and diligent pursuit of the same, New Operator has not obtained the necessary Licenses for its acquisition and operation of the Facility on or before July 31, 2001, then Debtor may terminate this Agreement by giving written notice to the New Operator.

5.3 Notices. All notices to be given by either party to this Agreement to the other party hereto shall be in writing, and shall be:

         (a)      sent by facsimile,

         (b) deposited in the United States mail, certified or registered, postage prepaid, return receipt requested or

         (c) sent by national overnight courier service, each addressed as follows:

                  (i)      If to Debtor:

                           Living Centers of Texas, Inc.
                           c/o Mariner Post-Acute Network, Inc.
                           One Ravinia Drive
                           Suite 1500
                           Atlanta, Georgia 30346
                           Attention: General Counsel
                           Fax: 678-443-6778

                           With a copy to:

                           Powell, Goldstein, Frazer & Murphy LLP
                           191 Peachtree Street
                           16th Floor
                           Atlanta, Georgia 30303
                           Attention: Michael J. Delaney, Esq.
                           Fax: 404-572-6999

                  (ii)     If to Landlord:

                           NH Texas Properties Limited Partnership
                           c/o Nationwide Health Properties, Inc.
                           610 Newport Center Drive
                           Suite 1150
                           Newport Beach, CA 92660
                           Attn: Andrew Stokes
                           Facsimile No. 949.759.6876
                           With a copy to:

                           Larry W. Langley
                           Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                           1900 Frost Bank Plaza
                           816 Congress Avenue
                           Austin, Texas 78701
                           Facsimile No. 512.499.6290

                  (iii)    If to New Operator:

                           [ADDRESS]

Any such notice delivered by facsimile shall be deemed delivered when received, any such notice deposited in the United States mail, registered or certified, return receipt requested, with all postage prepaid, shall be deemed to have been given on the earlier of the date received or the date when delivery is first refused, and any notice deposited with an overnight courier service for delivery shall be deemed delivered on the business day following such deposit. Any party to whom notices are to be sent pursuant to this Agreement may from time to time change its address for further communications thereunder by giving notice in the manner prescribed herein to all other parties hereto.

5.4 Payment of Expenses. Each party hereto shall bear its own legal, accounting, and other expenses incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transaction contemplated hereby, whether or not the transaction is consummated. In the event of any dispute or controversy arising out of this Agreement, including in connection with the interpretation of any term or condition of this Agreement, the prevailing party shall recover from the non-prevailing party all costs and expenses, including attorney's fees, incurred by the prevailing party.

5.5 Entire Agreement; Amendment; Waiver. This Agreement together with the other agreements referred to herein, constitutes the entire understanding between the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and preliminary agreements. This Agreement may not be modified or amended except in writing signed by the parties hereto. No waiver of any term, provision or condition of this Agreement, in any one or more instances, shall be deemed to be or be construed as a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement. No failure to act shall be construed as a waiver of any term, provision, condition or rights granted hereunder.

5.6 Assignment. Neither this Agreement nor the rights, duties or obligations arising hereunder shall be assignable or delegable by either party hereto without the express prior written consent of the other party hereto; provided, however, that, the rights but not the obligations under this Agreement shall be assignable in whole or in part without Debtor's prior consent (but after notice to Debtor) to any entity that is owned or controlled directly or indirectly by Landlord or New Operator, or any entity that controls, is controlled by or is under common control with Landlord or New Operator, including, without limitation, through any merger or acquisition.

5.7 Joint Venture; Third Party Beneficiaries. Nothing contained herein shall be construed as forming a joint venture or partnership between the parties hereto with respect to the subject matter hereof. The parties hereto do not intend that any third party shall have any rights under this Agreement.

5.8 Representation By Counsel. The parties hereto acknowledge that they have been represented by independent legal counsel of their choosing throughout all of the negotiations which preceded the execution of this Agreement, and that each party has executed this Agreement with the consent and on the advice of such independent legal counsel. This Agreement is a negotiated document. As a result, any rule of construction providing for any ambiguity in the terms of this Agreement to be construed against the draftsperson of this Agreement shall be inapplicable to the interpretation of this Agreement.

5.9 Captions. The section headings contained herein are for convenience only and shall not be considered or referred to in resolving questions of interpretation.

5.10 Counterparts. This Agreement may be executed in one or more counterparts and all such counterparts taken together shall constitute a single original Agreement.

5.11 Governing Law. This Agreement shall be governed in accordance with the laws of the State of Texas, without giving effect to its conflict of laws provisions, and by the United States Bankruptcy Code.

5.12 Bankruptcy Court Approval. The form of this Agreement, the Settlement Agreement, and any and all documents executed by Debtor in furtherance thereof, must be approved by the Bankruptcy Court in the Bankruptcy Case by an order (the "Approval Order") which has not been timely stayed, amended or modified (the "Bankruptcy Court Approval").

5.13 Consent To Jurisdiction and Venue. The parties hereto consent to the determination by the Bankruptcy Court without a jury trial and in a contested matter as a "core proceeding" (as such term is defined in 28 U.S.C. ss. 157 or any successor provision) of any and all disputes concerning this Agreement, including disputes involving the validity, interpretation, effect, or enforcement of this Agreement, and the Parties agree that the Bankruptcy Court shall be the exclusive forum to hear, determine and enter appropriate orders and judgments regarding all such disputes until the closing of the Bankruptcy Case, after which any and all disputes arising out of this Agreement shall be adjudicated in any court of competent jurisdiction.

5.14 Conditions Precedent to Closing. The occurrence of the Closing Date shall be subject to the satisfaction of the following conditions precedent: (a) entry of the Approval Order, the effectiveness of which has not been stayed as of the Closing Date, (b) the approval of the transaction by the MPAN Bank Group, which will be required to release its liens on all property affiliated with the Facility, (c) the consent of HCFA to the assumption and assignment of the Medicare Provider Agreements and Provider Numbers applicable to the Facility to New Operator under the terms set forth in Section 2.16, together with Debtor's agreement to any "cap" placed on the administrative claims of HCFA arising from such assumption and assignment, which consent by HCFA may be evidenced by entry of an order of the Bankruptcy Court on notice to HCFA without HCFA's objection thereto, and (d) receipt by New Operator of the Licenses required by Section 5.2 hereof. If Closing does not occur on or before August 1, 2001, or such later date as may be mutually agreed to in writing by the parties, then this Agreement shall terminate without liability to any party.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       NH TEXAS PROPERTIES LIMITED PARTNERSHIP

                                       BY MLD TEXAS CORPORATION, ITS
                                       GENERAL PARTNER



                                       By
                                         --------------------------------------

                                       Its:
                                           ------------------------------------

                                       LIVING CENTERS OF TEXAS, INC.,
                                       Debtor and Debtor in Possession



                                       By
                                         --------------------------------------

                                       Its:
                                           ------------------------------------

                                       [NEW OPERATOR]



                                       By
                                         --------------------------------------

                                       Its:
                                           ------------------------------------

                                   Schedule 1

                               List of Facilities

                 DEBTOR                                        FACILITY/LOCATION                    PROVIDER NUMBER
-------------------------------------------   ----------------------------------------------------  ---------------
Living Centers of Texas, Inc.                 Allenbrook Health Care Center/                            67-5079
Case No.   00-00189 (MFW)                     Baytown, Texas
-------------------------------------------   ----------------------------------------------------  ---------------
Living Centers of Texas, Inc.                 Green Acres Convalescent Center--Baytown/ Baytown,         67-5225
Case No.   00-00189 (MFW)                     Texas
-------------------------------------------   ----------------------------------------------------  ---------------
Living Centers of Texas, Inc.                 Green Acres Convalescent Center--Center/ Center,           67-5398
Case No.   00-00189 (MFW)                     Texas
-------------------------------------------   ----------------------------------------------------  ---------------
Living Centers of Texas, Inc.                 Green Acres Convalescent Center--Humble/ Humble,           67-5127
Case No.   00-00189 (MFW)                     Texas
-------------------------------------------   ----------------------------------------------------  ---------------
Living Centers of Texas, Inc.                 Green Acres Convalescent Center--Huntsville/               67-5433
Case No.   00-00189 (MFW)                     Huntsville, Texas
-------------------------------------------   ----------------------------------------------------  ---------------
Living Centers of Texas, Inc.                 Heritage House/                                           67-5333
Case No.   00-00189 (MFW)                     Eagle Lake, Texas
-------------------------------------------   ----------------------------------------------------  ---------------
Living Centers of Texas, Inc.                 Castle Manor/                                             67-5305
Case No.   00-00189 (MFW)                     Garland, Texas
-------------------------------------------   ----------------------------------------------------  ---------------
Living Centers of Texas, Inc.                 Beechnut Manor/                                           67-5000
Case No.   00-00189 (MFW)                     Houston, Texas
-------------------------------------------   ----------------------------------------------------  ---------------
Living Centers of Texas, Inc.                 Oak Manor/                                                67-5328
Case No.   00-00189 (MFW)                     Nacogdoches, Texas
-------------------------------------------   ----------------------------------------------------  ---------------
Living Centers of Texas, Inc.                 Broadway Lodge/                                           67-5437
Case No.   00-00189 (MFW)                     San Antonio, Texas
-------------------------------------------   ----------------------------------------------------  ---------------
Living Centers of Texas, Inc.                 San Antonio Convalescent Center/                          67-5339
Case No.   00-00189 (MFW)                     San Antonio, Texas
-------------------------------------------   ----------------------------------------------------  ---------------

                                   SCHEDULE 2

                                LIST OF CONTRACTS

             CONTRACT PARTY                                    FACILITY/LOCATION                    PROVIDER NUMBER
-------------------------------------------   ----------------------------------------------------  ---------------

Health Care Financing                         Medicare Provider Agreement                               67-5079
7500 Security Blvd.
Baltimore, MD  21244
-------------------------------------------   ----------------------------------------------------  ---------------

Health Care Financing                         Medicare Provider Agreement                               67-5225
7500 Security Blvd.
Baltimore, MD  21244
-------------------------------------------   ----------------------------------------------------  ---------------

Health Care Financing                         Medicare Provider Agreement                               67-5398
7500 Security Blvd.
Baltimore, MD  21244
-------------------------------------------   ----------------------------------------------------  ---------------

Health Care Financing                         Medicare Provider Agreement                               67-5127
7500 Security Blvd.
Baltimore, MD  21244
-------------------------------------------   ----------------------------------------------------  ---------------

Health Care Financing                         Medicare Provider Agreement                               67-5433
7500 Security Blvd.
Baltimore, MD  21244
-------------------------------------------   ----------------------------------------------------  ---------------

Health Care Financing                         Medicare Provider Agreement                               67-5333
7500 Security Blvd.
Baltimore, MD  21244
-------------------------------------------   ----------------------------------------------------  ---------------

Health Care Financing                         Medicare Provider Agreement                               67-5305
7500 Security Blvd.
Baltimore, MD  21244
-------------------------------------------   ----------------------------------------------------  ---------------

Health Care Financing                         Medicare Provider Agreement                               67-5000
7500 Security Blvd.
Baltimore, MD  21244
-------------------------------------------   ----------------------------------------------------  ---------------

Health Care Financing                         Medicare Provider Agreement                               67-5328
7500 Security Blvd.
Baltimore, MD  21244
-------------------------------------------   ----------------------------------------------------  ---------------

Health Care Financing                         Medicare Provider Agreement                               67-5437
7500 Security Blvd.
Baltimore, MD  21244
-------------------------------------------   ----------------------------------------------------  ---------------

Health Care Financing                         Medicare Provider Agreement                               67-5339
7500 Security Blvd.
Baltimore, MD  21244
-------------------------------------------   ----------------------------------------------------  ---------------

                 REVISED AND RESTATED MASTER ADDENDUM TO LEASES

                  This "Revised and Restated Master Addendum To Leases" ("Addendum") is executed as of June 27, 2001, by and among Nationwide Health Properties, Inc., a Maryland corporation ("Landlord"), and GranCare, Inc., a Delaware corporation ("GranCare"), GCI Palm Court, Inc., a California corporation ("GCI"), and Evergreen Healthcare Ltd., L.P., an Indiana limited partnership ("Evergreen", and collectively with GranCare and GCI, "Tenants" and individually, a "Tenant"), but shall be effective only as of the "Effective Date" of the "Settlement Agreement re NHP Lease Portfolio" dated as of June 27, 2001 (the "Settlement Agreement"), with all of the foregoing hereinafter referred to collectively as the "Parties".

                                 R E C I T A L S

                  A. Tenants are debtors and debtors in possession in cases pending under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), having filed their voluntary petitions on January 18, 2000 (the "Petition Date"). The Tenants' chapter 11 cases are jointly administered and consolidated for procedural purposes only with the chapter 11 case of Mariner Post-Acute Network, Inc. ("MPAN") under Case No. 00-00113 (MFW) (the "Bankruptcy Case"). The Tenants' individual case numbers are: GranCare, Case No. 00-00170 (MFW); GCI, Case No. 00-00157 (MFW); and Evergreen, Case No. 00-00147 (MFW). Tenants and MPAN continue to operate their businesses as debtors and debtors in possession under sections 1107(a) and 1108 of the Bankruptcy Code.

                  B. Landlord and one or more of the Tenants are parties to each of those certain leases more particularly described on Exhibit A attached hereto and incorporated herein by reference (collectively, the "Leases" and individually, a "Lease", which defined terms shall include modifications to such Leases as provided for herein and in the Settlement Agreement). Pursuant to the Settlement Agreement, if approved and authorized by the Bankruptcy Court in the Bankruptcy Case, the Tenants and Landlord have agreed to (a) assume the Leases as provided in the Settlement Agreement, and (b) amend the Leases as provided in the Settlement Agreement and this Addendum executed concurrently therewith.

                  C. This Addendum supersedes in its entirety the Master Addendum To Leases executed by the Parties and Connerwood Health Care, Inc. dated as of October 31, 1997, which prior Master Addendum shall be rejected as provided in the Settlement Agreement and shall be of no further force or effect upon the effectiveness of this Addendum.

                                    AGREEMENT

                  NOW, THEREFORE, in exchange for the mutual covenants and conditions set forth herein, and other good and valuable consideration as provided under the Settlement Agreement, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenants amend the Leases as follows:

                  1.       Defined Terms.

                  Except as provided below or otherwise defined herein, all capitalized terms defined in the Leases shall have the meanings ascribed to such terms in such Leases. As utilized herein the following terms have the following meanings:

                  "Additional Rent," for purposes of each Lease, shall have the meaning set forth in such Lease, as modified herein.

                  "California Leases" shall mean the California Monterey Palms Lease and the California Driftwood Lease, collectively, as modified below and in the Settlement Agreement.

                  "Illinois Leases" shall mean the Illinois Litchfield Lease and the Illinois LaSalle Lease, collectively, as modified below and in the Settlement Agreement.

                  "Minimum Rent," for purposes of each Lease, shall have the meaning set forth in such Lease as amended herein.

                  "Term" shall mean the "Fixed Term" as defined in the Illinois Leases, the "Initial Lease Term" as defined in the Driftwood Lease, and the "Initial Term" as defined in the Monterey Palms Lease.

                  "Term Expiration Date" shall mean the date on which the Term ceases.

                  "Total Rent," for purposes of each Lease, shall mean the sum of the Minimum Rent and Additional Rent for such Lease.

                  2.       Term Expiration Date; Option to Extend Term.

                           a.       Term Expiration Date. The Term Expiration
Date of each Lease is hereby extended until June 1, 2006. All terms and conditions of each Lease shall remain in full force and effect and shall continuously apply until the Term Expiration Date, unless otherwise provided in this Addendum. Any reference in any Lease to the specific date on which such Lease expires is hereby amended to read "June 1, 2006".

                           b.       Option to Extend Term of Illinois Leases.
Landlord hereby grants to Tenant an option to extend the Term of each of the Illinois Leases for eight

(8) separate renewal terms (each being referred to as a "Renewal Term" and collectively as the "Renewal Terms") of five (5) years each, upon the satisfaction of all the following terms and conditions:

                                    i)       Not more than thirty (30) days
         before or after the date which is fifteen (15) months prior to the end of the Term or the then current Renewal Term, as applicable, Tenant shall give Landlord written notice that Tenant desires to exercise its right to extend the then current term for one (1) Renewal Term.

                                    ii)      There shall be no Event of Default
         (as defined in the applicable Lease) under any of the Illinois Leases which is continuing beyond the applicable cure period (if any), either on the date of Tenant's notice to Landlord pursuant to Section 2(b)(i) above, or on the last day of the then current term. Should there be an Event of Default (as defined in the applicable Lease) under one or more of the Illinois Leases on either of the foregoing dates, Tenant may not exercise its right to extend the then current term of any Illinois Lease.

                                    iii)     All other terms of the Illinois
         Leases being extended shall remain in full force and effect and shall continuously apply throughout the Renewal Terms, unless otherwise provided in this Addendum.

                           c.       All-Or-None Options to Extend.

                                    i)       Tenant shall not be permitted to
                                             exercise an extension option with
         respect to any of the California Leases unless Tenant simultaneously exercises its extension option with respect to all of the California Leases. Tenant shall not be relieved from this all-or-none requirement because of Tenant's inability to exercise one or more of the extension options by reason of Tenant's default under the applicable California Lease or California Leases.

                                    ii)      Tenant shall not be permitted to
         exercise an extension option with respect to any of the Illinois Leases unless Tenant simultaneously exercises its extension option with respect to all of the Illinois Leases. Tenant shall not be relieved from this all-or-none requirement because of Tenant's inability to exercise one or more of the extension options by reason of Tenant's default under the applicable Illinois Lease or Illinois Leases.

                  3.       Rent.

                           a.       Current Term Rent. The existing provisions
in each Lease relating to Minimum Rent and Additional Rent shall continue in effect until the new extended Term Expiration Date; provided, however, that

                                    (i)      the yearly Total Rent increase
under any Lease shall not exceed one-quarter of one percent (0.25%) of the Original Investment, Offer Price or Minimum Purchase Price (as such terms are defined in the applicable Lease), and

                                    (ii)     Notwithstanding any other provision
of this Addendum or the Illinois Litchfield Lease, as of the Effective Date the base rent on the facility subject to the Illinois Litchfield Lease shall be reduced to $150,000 per year. As a result of the foregoing, (a) Paragraph 3.1(b) of the Illinois Litchfield Lease shall have no applicability for the remaining term of the Illinois Litchfield Lease (through May 31, 2006), but shall again be fully applicable during the renewal, if any, of the term of the Illinois Litchfield Lease as provided for herein, and (b) Paragraph 3.1(a) of the Illinois Litchfield Lease shall be amended to provide in its entirety that:

         Minimum Rent: Lessee shall pay to Lessor Minimum Rent monthly in advance on the first day of each month during the remaining term of the Lease (through May 31, 2006) in the amount of Twelve Thousand Five Hundred Dollars ($12,500);

and

                           b.       Renewal Term Rent. The Minimum Rent due
under each of the Illinois Leases during any Renewal Term shall be calculated as of the commencement of each Renewal Term and shall be an annual amount equal to the product of: (i) the Fair Market Value (as defined in the applicable Lease) of the facility demised by such Illinois Lease at the time of renewal, multiplied by (ii) the sum (expressed as a percentage) of the yield on the ten-year United States treasury rate then in effect plus three hundred fifty
(350) basis points. Notwithstanding the preceding sentence, the Minimum Rent for the first year of any Renewal Term shall not exceed by more than fifteen percent (15%) the Total Rent due during the year prior to the first year of such Renewal Term. The Additional Rent due under each of the Illinois Leases during any Renewal Term shall be computed as currently set forth in each Illinois Lease. The yearly Total Rent increase under any Illinois Lease for any year other than the first year of any Renewal Term shall not exceed one-quarter of one percent (0.25%) of the Original Investment, Offer Price or Minimum Purchase Price (as such terms are defined in the applicable Illinois Lease).

                  4. All-Or-None Purchase Options for California and Illinois Leases.

                           a.       Each of the California Leases currently
contains a provision whereby the respective Tenant has or Tenants have the option to purchase from Landlord the premises demised by such Lease. GranCare and GCI hereby covenant and agree that they shall not be permitted to exercise the purchase option with respect to either of the California Leases unless they simultaneously exercise the purchase options with respect to both of the California Leases. GranCare and GCI shall not be relieved from their respective all-or-none requirements because of their inability to exercise one of the purchase options by reason of their default under one of the California Leases.

                           b.       Each of the Illinois Leases currently
contains a provision whereby Evergreen has the option to purchase from Landlord the premises demised by such Lease. Evergreen hereby covenants and agrees that it shall not be permitted to exercise the purchase option with respect to either of the Illinois Leases unless it simultaneously exercises the purchase option with respect to both of the Illinois Leases. Evergreen shall not be relieved from this all-or-none requirement because of its inability to exercise one of the purchase options by reason of its default under one of the Illinois Leases.

                           c.       The purchase option in the Monterey Palms
Lease shall be exercisable at any time the purchase option in the Driftwood Lease is exercisable, and vice versa.

                  5.       Cross-Default of Leases.

                           a.       GranCare and GCI hereby covenant and agree
that all of the California Leases shall be cross-defaulted with one another, but shall not be cross-defaulted to any other leases, obligations or agreements of the Tenants or any of their "Affiliates" (as defined in section 101(2) of the Bankruptcy Code). This cross-default provision supersedes all cross-default provisions contained in the California Leases, which shall be of no further force or effect. Thus, any Event of Default (as defined in the applicable California Lease) which occurs under one California Lease shall be deemed an Event of Default as defined in the other California Lease, but shall not constitute an Event of Default (as defined in the applicable Illinois Leases) under either of the Illinois Leases.

                           b.       Evergreen hereby covenants and agrees that
all of the Illinois Leases shall be cross-defaulted with one another, but shall not be cross-defaulted to any other leases, obligations or agreements of the Tenants or any of their Affiliates. This cross-default provision supersedes all cross-default provisions contained in the Illinois Leases, which shall be of no further force or effect. Thus, any Event of Default (as defined in the applicable Illinois Lease) which occurs under one Illinois Lease shall be deemed an Event of Default as defined in the other Illinois Lease, but shall not constitute an Event of Default (as defined in the applicable California Leases) under either of the California Leases.

                  6.       Modification of California Driftwood Lease.

                  The California Driftwood Lease shall be amended as follows:

                           a.       Any and all references to, and/or payment
obligations in respect of, the Driftwood-Gilroy Facility under the California Driftwood Lease shall be deleted from the California Driftwood Lease, with the effect that California Driftwood Lease shall relate only to the three Facilities commonly described as the Driftwood Manor--Haywood Facility, the Almaden Health Care Center, and the Driftwood Health Care Center--Santa Cruz. As a result of the foregoing, the following terms related to the payment obligations under the California Driftwood Lease shall be amended as follows:

                                    i)       "Minimum Rent" means $1,196,088;

                                    ii)      "Break Point" means $11,328,945;
and

                                    iii)     "Base Year Gross Revenues" means
$7,907,728, as such sum may be adjusted during any renewal term; and

                           b.       Paragraph 19.1(a) shall be amended to delete
any reference therein to "Guarantor."

                           c.       Paragraphs 4.3 through 4.5 of the California
Driftwood Lease are deleted in their entirety and replaced by the following:

                  4.3 Additional Rent. Commencing with the Lease Year immediately following the Base Year and in addition to the Minimum Rent, during the Initial Lease Term Tenant shall pay to Landlord additional rent (the "Initial Term Additional Rent") which shall be an amount equal to five and three-quarters percent (5.75%) of the amount by which the Gross Revenues for the applicable quarter of the Lease Year exceed the Gross Revenues for the corresponding quarter of the Base Year up to and including one quarter of the amount of the Break Point, plus five and one-half percent (5.5%) of the amount by which the Gross Revenues for the applicable quarter of the Lease Year exceed the Gross Revenues for the corresponding quarter of the Base Year in excess of one quarter of the Break Point. During any Renewal Term and in addition to the Renewal Term Minimum Rent, Tenant shall pay to Landlord additional rent (the "Renewal Term Additional Rent") which shall be an amount equal to five and one-half percent (5.5%) of the amount by which the Gross Revenues for the applicable quarter of the Lease Year exceed the Gross Revenues for the corresponding quarter of the Base Year. As used in the Lease, "Additional Rent" shall mean the Initial Term Additional Rent or the Renewal Term Additional Rent, as applicable.

                  4.4 Payment of Additional Rent. Tenant shall calculate and pay Additional Rent on a quarterly basis in arrears no more than forty-five (45) days after the end of each calendar quarter. Each payment of Additional Rent shall be accompanied by a certificate similar in form to that attached hereto as Exhibit B setting forth the calculation of the Additional Rent.

                  4.5      [Intentionally Blank]

                  7.       Modification of California Monterey Palms Lease.

                  The California Monterey Palms Lease shall be amended in its entirety to delete GranCare as a co-tenant thereunder, with the result that GCI shall be the sole tenant under the California Monterey Palms Lease and GranCare shall have no further liability of any type under the California Monterey Palms Lease.

                  8. Uniform Financial Reporting Requirement. The financial reporting requirements of the California and Illinois Leases shall be modified, amended as superseded as set forth below:

                           a.       Paragraph 9 of the California Monterey Palms
Lease shall be deleted in its entirety, shall be of no further force and effect, and shall be replaced by the following:

         9.       Financial, Management and Regulatory Reports.

                  9.1 Monthly Facility Reports. Within thirty (30) days after the end of each calendar month during the Term, Tenant shall prepare and deliver to Landlord monthly financial reports consisting of a reasonably detailed income statement, total patient days, occupancy and payor mix concerning the business conducted at the Premises.

                  9.2      Quarterly Financial Statements. Within forty-five
         (45) days of the end of each of the first three fiscal quarters of the fiscal year of the Guarantor, Tenant shall deliver to Landlord unaudited quarterly consolidated financial statements of Guarantor consisting of a balance sheet, income statement and statement of cash flows.

                  9.3 Annual Financial Statements. Within one hundred twenty (120) days of the fiscal year end of the Guarantor, Tenant shall deliver to Landlord the annual consolidated financial statements of Guarantor consisting of a balance sheet, income statement and statement of cash flow, audited by a reputable certified public accounting firm.

                  9.4 Securities and Exchange Filings. Within fifteen (15) days of filing with the Securities and Exchange Commission, Tenant shall deliver to Landlord Guarantor's annual report on form 10-K, any final prospectus with respect to the public offering of debt or equity securities of Guarantor or a subsidiary of Guarantor, and any final prospectus and proxy statement with respect to a business combination involving the Guarantor.

                  9.5 Accounting Principles. All of the reports and statements required hereby shall be prepared in conformity with GAAP (and with respect to annual financial statements, in accordance with GAAP), with Guarantor's accounting principles consistently applied.

                  9.6 Regulatory Reports. In addition, Tenant shall deliver to Landlord:

                           9.6.1 Within thirty (30) days of receipt thereof, copies of surveys performed by the appropriate governmental agencies for licensing or certification purposes, and any plan of correction related thereto, including state department of health licensing surveys, Medicare certification surveys and life safety code reports; and

                           9.6.2 Within five (5) days of receipt, copies of any notice of intent (or similar document) to revoke or suspend any material license, certification, certificate of need or similar item relating to the Facility or its operation, as well as any notice of a termination or restriction on the admission of patients to the facility operated at the Premises.

                  b. Article XXIII of each of the California Driftwood Lease shall be deleted in its entirety, shall be of no further force and effect, and shall be replaced by the following:

                  23.1 Monthly Facility Reports. Within thirty (30) days after the end of each calendar month during the Term, Tenant shall prepare and deliver to Landlord monthly financial reports consisting of a reasonably detailed income statement, total patient days, occupancy and payor mix concerning the business conducted at the Premises.

                  23.2     Quarterly Financial Statements. Within forty-five
         (45) days of the end of each of the first three fiscal quarters of the fiscal year of the Guarantor, Tenant shall deliver to Landlord unaudited quarterly consolidated financial statements of Guarantor consisting of a balance sheet, income statement and statement of cash flows.

                  23.3 Annual Financial Statements. Within one hundred twenty (120) days of the fiscal year end of the Guarantor, Tenant shall deliver to Landlord the annual consolidated financial statements of Guarantor consisting of a balance sheet, income statement and statement of cash flow, audited by a reputable certified public accounting firm.

                  23.4 Securities and Exchange Filings. Within fifteen (15) days of filing with the Securities and Exchange Commission, Tenant shall deliver to Landlord Guarantor's annual report on form 10-K, any final prospectus with respect to the public offering of debt or equity securities of Guarantor or a subsidiary of Guarantor, and any final prospectus and proxy statement with respect to a business combination involving the Guarantor.

                  23.5 Accounting Principles. All of the reports and statements required hereby shall be prepared in conformity with GAAP (and with respect to annual financial statements, in accordance with GAAP), with Guarantor's accounting principles consistently applied.

                  23.6 Regulatory Reports. In addition, Tenant shall deliver to Landlord:

                           23.6.1 Within thirty (30) days of receipt thereof, copies of surveys performed by the appropriate governmental agencies for licensing or certification purposes, and any plan of correction related thereto, including state department of health licensing surveys, Medicare certification surveys and life safety code reports; and

                           23.6.2 Within five (5) days of receipt, copies of any notice of intent (or similar document) to revoke or suspend any material license, certification, certificate of need or similar item relating to the Facility or its operation, as well as any notice of a termination or restriction on the admission of patients to the Facility.

                  c. Article XXV of each of the Illinois Leases shall be deleted in its entirety, be of no further force and effect, and shall be replaced by the following:

                  25.1 Monthly Facility Reports. Within thirty (30) days after the end of each calendar month during the Term, Tenant shall prepare and deliver to Landlord monthly financial reports consisting of a reasonably detailed income statement, total patient days, occupancy and payor mix concerning the business conducted at the Premises.

                  25.2     Quarterly Financial Statements. Within forty-five
         (45) days of the end of each of the first three fiscal quarters of the fiscal year of the Guarantor, Tenant shall deliver to Landlord unaudited quarterly consolidated financial statements of Guarantor consisting of a balance sheet, income statement and statement of cash flows.

                  25.3 Annual Financial Statements. Within one hundred twenty (120) days of the fiscal year end of the Guarantor, Tenant shall deliver to Landlord the annual consolidated financial statements of Guarantor consisting of a balance sheet, income statement and statement of cash flow, audited by a reputable certified public accounting firm.

                  25.4 Securities and Exchange Filings. Within fifteen (15) days of filing with the Securities and Exchange Commission, Tenant shall deliver to Landlord Guarantor's annual report on form 10-K, any final prospectus with respect to the public offering of debt or equity securities of Guarantor or a subsidiary of Guarantor, and any final prospectus and proxy statement with respect to a business combination involving the Guarantor.

                  25.5 Accounting Principles. All of the reports and statements required hereby shall be prepared in conformity with GAAP (and with respect to annual financial statements, in accordance with GAAP), with Guarantor's accounting principles consistently applied.

                  25.6 Regulatory Reports. In addition, Tenant shall deliver to Landlord:

                           25.6.1 Within thirty (30) days of receipt thereof, copies of surveys performed by the appropriate governmental agencies for licensing or certification purposes, and any plan of correction related thereto, including state department of health licensing surveys, Medicare certification surveys and life safety code reports; and

                           25.6.2 Within five (5) days of receipt, copies of any notice of intent (or similar document) to revoke or suspend any material license, certification, certificate of need or similar item relating to the Facility or its operation, as well as any notice of a termination or restriction on the admission of patients to the Facility.

                  In addition to the reporting requirements delineated above for the California Leases and the Illinois Leases, Tenants for each facility shall provide within thirty (30) days of Landlord's written request such other financial, physical, operational and regulatory information that Landlord may reasonably request. Notwithstanding the foregoing, all information requested by Landlord pursuant to this paragraph that is not otherwise available to Landlord under the preceding paragraphs and that is considered by Tenants to be non-public information, shall be delivered to Landlord only following execution of a confidentiality agreement that is acceptable to Landlord and Tenants.

                  9. Guaranty. Concurrently with the execution of this Addendum, MPAN shall execute a guaranty in favor of Landlord in the form annexed hereto as Exhibit B, thereby guarantying the full and faithful performance of each and every obligation of each Tenant under each Lease.

                  10. Controlling Documents. In the event of any inconsistency among the terms of this Addendum, the terms of the Settlement Agreement, and the terms of any Lease, the terms of the Settlement Agreement shall control over the terms of this Addendum and the terms of any Lease, and the terms of this Addendum shall control over the terms of any Lease. Except to the extent expressly amended pursuant to the Settlement Agreement or this Addendum, the terms and provisions of each Lease shall remain in full force and effect without modification.

                  11. Attorneys' Fees. If either party commences an action against the other to interpret or enforce any of the terms of this Addendum or because of the breach by the other party of any of the terms hereof, the losing party shall pay to the prevailing party reasonable attorneys' fees, costs and expenses and court costs and other costs of action incurred in connection with the prosecution or defense of such action, whether or not the action is prosecuted to final judgment.

                  12. Governing Law. This Addendum shall be construed and enforced in accordance with internal laws of the State of California (without regard to conflicts of law principles).

                  13. Recordation. Tenants shall be entitled at Tenants' sole cost to record a memorandum of this Addendum in the real property records in each county where the facilities subject to the Leases are located.

                  14. Counterparts. This Addendum may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

                  IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date first written above.

         LANDLORD:                  NATIONWIDE HEALTH PROPERTIES, INC.,
                                    A MARYLAND CORPORATION



                                    By
                                      -----------------------------------------
                                            Its
                                               --------------------------------

          TENANTS: GRANCARE, INC., A DELAWARE CORPORATION, DEBTOR AND DEBTOR IN POSSESSION



                                    By
                                      -----------------------------------------
                                            Its
                                               --------------------------------

                                    GCI PALM COURT, INC., A CALIFORNIA
                                    CORPORATION, DEBTOR AND DEBTOR IN
                                    POSSESSION



                                    By
                                      -----------------------------------------
                                            Its
                                               --------------------------------

                                    EVERGREEN HEALTHCARE LTD., L.P.,
                                    AN INDIANA LIMITED PARTNERSHIP,
                                    DEBTOR AND DEBTOR IN POSSESSION

                                    BY EVERGREEN HEALTHCARE, INC.,
                                    AN INDIANA CORPORATION, GENERAL PARTNER AND
                                    DEBTOR AND DEBTOR IN POSSESSION



                                    By
                                      -----------------------------------------
                                            Its
                                               --------------------------------

                                    EXHIBIT A

                              DESCRIPTION OF LEASES

1. Lease and Security Agreement dated September 26, 1991 with respect to Driftwood Manor (Hayward), Driftwood San Jose (Almaden Health and Rehabilitation Center), and Driftwood Santa Cruz, as amended ("California Driftwood Lease");

2. Lease dated April 20, 1994 with respect to Monterey Palms Health Care Center, Palm Desert, California, as amended (the "California Monterey Palms Lease" and with the California Driftwood Lease, the "California Leases");

3. Lease dated May 1, 1989 with respect to Care Inn Convalescent Center, LaSalle, Illinois, as amended (the "Illinois LaSalle Lease"); and

4. Lease dated May 1, 1989 with respect to Litchfield Convalescent Center, Litchfield, Illinois, as amended (the "Illinois Litchfield Lease" and with the Illinois LaSalle Lease, the "Illinois Leases").